Exhibit 10.2

TRUST INDENTURE

BETWEEN

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

DATED AS OF OCTOBER 1, 2006

$60,000,000

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

ENVIRONMENTAL FACILITIES REVENUE BONDS

(MICROGY HOLDINGS PROJECT) SERIES 2006

TRUST INDENTURE

TABLE OF CONTENTS

PREAMBLE		1

ARTICLE I

DEFINITIONS

SECTION 1.1.	Definitions	3

ARTICLE II

THE BONDS

SECTION 2.1.	Amount, Terms, and Issuance of Bonds	8
SECTION 2.2.	Designation, Denominations, Maturity and Form	8
SECTION 2.3.	Registered Bonds Required; Bond Registrar and Bond Register	9
SECTION 2.4.	Transfer and Exchange	9
SECTION 2.5.	Execution	10
SECTION 2.6.	Authentication; Authenticating Agent	10
SECTION 2.7.	Payment of Principal and Interest; Interest Rights Preserved	11
SECTION 2.8.	Persons Deemed Owners	12
SECTION 2.9.	Mutilated, Destroyed, Lost or Stolen Bonds	12
SECTION 2.10.	Temporary Bonds	13
SECTION 2.11.	Cancellation of Surrendered Bonds	13
SECTION 2.12.	Limited Obligation	13
SECTION 2.13.	Book Entry System	14
SECTION 2.14.	Payments to Securities Depository	15
SECTION 2.15.	CUSIP Numbers	15

ARTICLE III

APPLICATION OF BOND PROCEEDS

SECTION 3.1	Application of Original Bond Proceeds	16

ARTICLE IV

DEBT SERVICE RESERVE FUND

SECTION 4.1	Creation of Debt Service Reserve Fund	17
SECTION 4.2	Replenishment of Debt Service Reserve Fund	17

ARTICLE V

CONSTRUCTION FUND

SECTION 5.1.	Creation of Construction Fund	17
SECTION 5.2.	Disbursements from Construction Fund	17
SECTION 5.3.	Balance in Construction Fund	17

SECTION 5.4.	Acceleration of Bonds	17

ARTICLE VI

BOND FUND

SECTION 6.1.	Revenues to be Paid Over to the Trustee	18
SECTION 6.2.	Bond Fund	18
SECTION 6.3.	Revenues to Be Held for All Bondholders; Certain Exceptions	18
SECTION 6.4.	Amounts Remaining in Bond Fund	18

ARTICLE VII

[RESERVED]

ARTICLE VIII

INVESTMENT OR DEPOSIT OF MONEYS

SECTION 8.1.	Deposits	19
SECTION 8.2.	Investment or Deposit of Bond Fund	19
SECTION 8.3.	Investment of Moneys in the Construction Fund	19
SECTION 8.4.	No Liability for Investments	20
SECTION 8.5.	Covenants Regarding Rebate.	21

ARTICLE IX

REDEMPTION OF BONDS

SECTION 9.1.	Bonds Subject to Redemption	22
SECTION 9.2.	Company Direction of Optional Redemption	24
SECTION 9.3.	Selection of Bonds to be Called for Redemption; Partial Redemption	24
SECTION 9.4.	Notice of Redemption	24

ARTICLE X

COVENANTS OF THE ISSUER

SECTION 10.1.	Payment of Principal of, Redemption premium, if any, and Interest on Bonds; Appointment of Paying Agent	26
SECTION 10.2.	Compliance with Laws	26
SECTION 10.3.	Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default	27
SECTION 10.4.	Further Assurances	27
SECTION 10.5.	Administration Expenses	27
SECTION 10.6.	Moneys to be Held in Trust	27
SECTION 10.7.	Rights of Company Under Loan Agreement	27

EXHIBIT A Form of Bond

TRUST INDENTURE

This TRUST INDENTURE dated as of October 1, 2006, is by and between the GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY, a nonstock, nonprofit industrial development corporation existing under the laws of the State of Texas (herein called the “Issuer”) including particularly the Development Corporation Act of 1979, as amended, Article 5190.6, V.A.T.C.S. (the “Act”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its capacity herein, together with any successors in such capacity, called the “Trustee”),

WITNESSETH :

WHEREAS, pursuant to law, and particularly the Act, the Issuer is authorized to acquire, construct, and improve certain solid waste disposal facilities and to issue its revenue bonds for such purpose;

WHEREAS, a Loan Agreement, dated as of October 1, 2006 (the “Agreement”), relating to the Bonds (hereinafter defined) which has been duly executed between the Issuer and Microgy Holdings, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware (the “Company”);

WHEREAS, the recitals and provisions of the Agreement are incorporated herein as if set forth in their entirety, and the capitalized terms of this Indenture not otherwise defined herein shall have the same meanings, and shall be defined, as set forth in the Agreement and the Bond Resolution (hereinafter defined);

WHEREAS, pursuant to the Agreement, the Board of Directors of the Issuer duly adopted a Resolution Authorizing Gulf Coast Industrial Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings, LLC Project) Series 2006; the execution of a Trust Indenture, a Loan Agreement, and an Bond Purchase Agreement; approval of a Limited Offering Memorandum; and other matters in connection therewith (together with any amendment or supplement to such resolution as authorized therein, hereinafter called the “Bond Resolution”);

WHEREAS, the Bond Resolution authorized the issuance of Gulf Coast Industrial Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2006 (the “Bonds”) for the purpose of making a loan to the Company to pay the costs of acquiring, constructing, and improving certain solid waste disposal facilities described in Exhibit A to the Agreement;

WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first and superior lien on and pledge of the payments designated as “Loan Payments” to be made by the Company pursuant to the Agreement in amounts sufficient to pay and redeem, and provide for the payment of the principal of, premium, if any, and interest on the Bonds, when due, and the fees and expenses of and other amounts due to the Trustee and any paying agent for the Bonds, all as required by the Bond Resolution;

WHEREAS, pursuant to a Guarantee Agreement, dated as of October 1, 2006 (the “Guarantee”‘) the Company, MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C. (the “Subsidiary Guarantors”) have, jointly and severally, unconditionally guaranteed to the Trustee the payment, when due, of the principal of, redemption premium, if any, and interest on the Bonds.

WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated pursuant to this Indenture, the valid, legal and binding obligations of the Issuer, and to constitute this Indenture a valid pledge of the Revenues (as hereinafter defined) and other amounts pledged hereunder as security for the payment of the principal of, redemption premium, if any, and interest on the Bonds authenticated and delivered under this Indenture, have been performed, and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that to provide for the payment of principal of, redemption premium, if any, and interest on all Bonds issued and outstanding under this Indenture, and in order to secure the rights of the Bondholders and the performance of the covenants contained in the Bonds, the Agreement, and herein, the Issuer does hereby pledge, transfer and assign unto the Trustee, its successors in the trust and its assigns forever (i) all of the right, title and interest of the Issuer in and to the Revenues, (ii) the Agreement and all right, title and interest of the Issuer under and pursuant to the Agreement, insofar as they relate to all Bonds issued and outstanding under this Indenture (except for the Unassigned Rights (as defined herein)), including, without limitation, all of the right, title, and interest of the Issuer in and to payments to be received under and pursuant to and subject to the provisions of the Agreement, and (iii) all amounts on deposit in the Bond Fund, the Construction Fund, the Debt Service Reserve Fund or other funds created under this Indenture other than the Rebate Fund which are not pledged hereunder and do not constitute security for the Bonds (collectively, the “Trust Estate”); provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the general credit of the Issuer or the State of Texas, nor shall this Indenture or the Bonds give rise to a pecuniary liability of the Issuer.

TO HAVE AND TO HOLD all of the same hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to it and its assigns forever.

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Indenture without privilege, preference, priority or distinction as to the lien or otherwise of any of the Bonds over any of the other Bonds.

PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of, redemption premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, according to the true intent and meaning thereof, and shall cause the payments to be made into the Bond Fund as required under Article VI hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise this Indenture to be and remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds issued and secured hereunder are to be issued, authenticated and delivered, and all said Revenues and receipts hereby pledged and assigned are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes hereinafter expressed, and the Issuer has agreed and covenanted, and does hereby agree and covenant, with the Trustee and with the respective holders and owners, from time to time, of the Bonds, as follows (provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt on its part or a charge against its general credit but shall be payable solely from the Trust Estate, including the Revenues):

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. Unless otherwise defined herein, all words and phrases defined in the preamble hereto or in Article I of the Agreement shall have the same meaning in this Indenture. In this Indenture and any indenture supplemental hereto (except as otherwise expressly provided for or unless the context otherwise requires) the singular includes the plural, the masculine includes the feminine, and each of the following terms shall have the following meanings:

“Act” means the Development Corporation Act of 1979, Article 5190.6, Vernon’s Texas Civil Statutes, as amended.

“Administration Expenses” means amounts payable pursuant to Sections 5.04 and 5.07 of the Agreement.

“Affiliate” of any Person means any other Person who, directly or indirectly, controls or is controlled by or is under common control with such other Person.

“Agreement” means the Loan Agreement, dated as of October 1, 2006, between the Company and the Issuer which relates to the Bonds, as amended from time to time.

“Approval Certificate” means the certificate of the President or Secretary of the Issuer approving certain terms of the Bonds, which certificate is incorporated by reference herein for all purposes.

“Authenticating Agent” means the Trustee and any agent so designated in and appointed pursuant to Section 2.6 hereof.

“Authorized Company Representative” means the Company’s Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any Assistant Treasurer or persons at any time designated to act on behalf of the Company, such designation in each case, to be evidenced by a certificate furnished to the Issuer and the Trustee containing the specimen signature of such person or persons and signed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer, or any Assistant Treasurer authorized to act on behalf of the Company. Such certificate may designate an alternate or alternates.

“Authorized Denominations” means the denominations for the Bonds set forth in Section 2.2 hereof.

“Bond” means any bond or bonds authenticated and delivered under this Indenture.

“Bond Counsel” means McCall, Parkhurst & Horton L.L.P. or such other firm of attorneys of nationally recognized standing in the field of law relating to municipal bond law and the excludability of interest on state or local bonds from gross income of the owners of the Bonds for purposes of federal income taxation, selected by the Issuer and acceptable to the Trustee and the Company.

“Bond Fund” means the trust fund so designated which is established pursuant to Section 6.2 hereof.

“Bond Owner,” “Bondowner,” “Owner,” “owner,” “Bondholder,” “bondholder, “ “holder,” “Registered Owner,” “registered owner,” or “owner of Bonds” means the person listed on the Bond Register as the registered owner of any Bond.

“Bond Register” and “Bond Registrar” shall have the respective meanings specified in Section 2.3 hereof.

“Business Day” or “business day” means any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the City of New York, New York or in the cities in which the Principal Offices of the Trustee or the Paying Agent are located are authorized or required by law or executive order to close or (ii) a day on which the New York Stock Exchange is closed.

“Code” means the Internal Revenue Code of 1986, as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder or, to the extent applicable, under the Internal Revenue Code of 1954, as amended.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of October 1, 2006, among the Collateral Trustee, the Company, and the Subsidiary Guarantors, as amended from time to time.

“Collateral Trustee” means Wells Fargo Bank, National Association, as collateral trustee under the Collateral Trust Agreement, and any successor trustee or co-trustee thereunder.

“Company” means Microgy Holdings, LLC, a Delaware limited liability company, and its successors and assigns as permitted under the Agreement.

“Counsel” means an attorney at law or law firm (who may be counsel for the Issuer or the Company).

“Debt Service Reserve Fund” means the fund by that name created and established in Section 4.1 of this Indenture.

“Debt Service Reserve Requirement” means $5,151,500.

“Default” means any event which with the giving of notice or the lapse of time or both would constitute an Event of Default.

“Division” means the Texas Economic Development and Tourism Office, an office within the Offices of the Governor of the State and any successor to its functions and duties.

“DTC” means The Depository Trust Company, New York, New York.

“DTC Letter of Representations” means the blanket letter of representations from the Issuer to DTC.

“DTC Participant” means (i) any person for which, from time to time, DTC, or, in the event that a successor Securities Depository to DTC is acting as such under Section 2.13 hereof, such successor

Securities Depository effectuates book-entry transfers and pledges of securities pursuant to the book-entry system referred to in Section 2.13 hereof or (ii) any securities broker or dealer, bank, trust company or other person that clears through or maintains a custodial relationship with the person referred to in (i).

“Electronic Notice” means notice transmitted through a time-sharing terminal (promptly confirmed in writing) or facsimile machine, if operative as between any two parties, or if not operative, in writing or by telephone (promptly confirmed in writing).

“Event of Default” means any of the events specified in Section 11.1 hereof to be an Event of Default.

“Facility” or “Facilities” means one or more, as the case may be, of the solid waste disposal facilities identified on Exhibit A to the Agreement.

“Favorable Opinion” means an opinion of Bond Counsel addressed to the Issuer, the Company and the Trustee and stating, unless otherwise specified herein, that the action proposed to be taken is authorized or permitted by the Act and this Indenture and will not, in and of itself, adversely affect the excludability from gross income for federal income tax purposes of interest on the Bonds (other than as held by a “substantial user” of the Project or a “related person” within the meaning of the Code).

“Governmental Obligations” means (i) direct obligations of the United States of America, (ii) obligations the timely payment of the principal of and interest on which is fully and unconditionally guaranteed by the United States of America, and (iii) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (i) and (ii) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

“Governmental Unit” means the Gulf Coast Waste Disposal Authority and any successor to its functions and duties.

“Guarantee” means the Guarantee Agreement, dated as of October 1, 2006, among the Company, the Subsidiary Guarantors, and the Trustee.

“Indenture” means this Trust Indenture as amended or supplemented.

“Interest Payment Date” means each June 1 and December 1, commencing June 1, 2007.

“Issue Date” means the date on which the Bonds are first authenticated and delivered to the Underwriter against payment therefor.

“Issuer” means the Gulf Coast Industrial Development Authority, a nonstock, nonprofit industrial development corporation existing under the laws of the State of Texas, including particularly, the Act.

“Majority Holders” means the owners of a majority in principal amount of the Bonds Outstanding.

“Maturity Date” or “Maturity Dates” means the date or dates specified as such in the Approval Certificate.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto maintaining a rating on the Bonds.

“Outstanding” or “outstanding”, in connection with Bonds means, as of the time in question, all Bonds authenticated and delivered under this Indenture, except:

(i) Bonds theretofore cancelled or required to be cancelled under Section 2.11 hereof;

(ii) Bonds which are deemed to have been paid in accordance with Article XVI hereof;

(iii) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof and Bonds paid pursuant to Section 2.9(a) hereof;

(iv) Bonds registered in the name of the Issuer;

(v) For purposes of any consent, request, demand, authorization, direction, notice, waiver or other action to be taken by the holders of a specified percentage of outstanding Bonds hereunder, all Bonds held by or for the account of the Issuer or the Company, except that for purposes of any such consent, request, demand, authorization, direction, notice, waiver or action the Trustee shall be obligated to consider as not being outstanding only Bonds known by a Responsible Officer of the Trustee by actual notice thereof to be so held.

In determining whether the owners of a requisite aggregate principal amount of Bonds outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds owned by the Company (unless all of the outstanding Bonds are then owned by the Company) shall be disregarded for the purpose of any such determination. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee has established to the satisfaction of the Bond Registrar the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Company or an Affiliate thereof.

“Paying Agent” or “paying agent” means any national banking association, bank and trust company or trust company appointed pursuant to Section 10.1 hereof.

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, a governmental body or a political subdivision, a municipal corporation, a public corporation or any other group or organization of individuals.

“Principal Office of the Paying Agent” means the office thereof designated in Section 17.5 or such other office as may be designated in writing to the Trustee.

“Principal Office of the Trustee” means the business address designated in writing to the Issuer and the Company as its principal office for its duties hereunder, and which initially shall be as specified in Section 17.5 hereof.

“Project” means all of the Facilities to the extent financed with proceeds of the Bonds.

“Rating Service” means S&P and/or Moody’s, according to which of such rating agencies then rates the Bonds; and provided that if neither of such rating agencies then rates the Bonds, the term “Rating Service” shall refer to any national rating service (if any) which provides such rating

“Rebate Fund” means the fund by that name created and established in Section 8.5 of this Indenture.

“Record Date” means, as the case may be, the applicable Regular or Special Record Date.

“Regular Record Date” means the close of business on the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding the Interest Payment Date.

“Responsible Officer” means an officer of the Trustee who customarily handles corporate trusts and is assigned to supervise this Indenture, and any other officer of the Trustee to whom a matter is referred because of his knowledge of and familiarity with the particular subject.

“Revenues” means (i) all amounts payable to the Trustee with respect to the principal of, redemption price, if any, and interest on the Bonds (A) on deposit in the Bond Fund, the Construction Fund, and the Debt Service Reserve Fund from the proceeds of the Bonds or obligations of the Issuer issued to refund the Bonds or from any other source and (B) paid by the Company as Loan Payments under the Agreement or to replenish any deficiency in the Debt Service Reserve Fund, (ii) all receipts of the Trustee credited under the provisions of this Indenture against amounts described in clause (i); (iii) investment income with respect to any moneys held by the Trustee in the Bond Fund, the Construction Fund, and the Debt Service Reserve Fund; (iv) amounts paid to the Trustee by the Company or the Subsidiary Guarantors pursuant to the Guarantee; and (v) amounts paid to the Trustee by the Collateral Trustee pursuant to the Collateral Trust Agreement.

“S&P” means Standard & Poor’s Credit Market Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto maintaining a rating on the Bonds.

“Securities Depository” means any “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

“Special Record Date” means such date as may be fixed for the payment of defaulted interest in accordance with Section 2.7 hereof.

“State” means the State of Texas.

“Subsidiary” means any corporation, partnership, association or other business entity of which 50% or more of the Voting Stock or other equity interests, as appropriate, is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Subsidiary Guarantors” mean each of MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C.

“Tax Letter of Representation” means the letter of representation regarding the use of the proceeds of the Bonds and other facts that are within the Company’s knowledge, furnished by the Company to the Issuer and Bond Counsel in connection with the issuance of the Bonds.

“Trustee” means Wells Fargo Bank, National Association, and any successor trustee or co-trustee serving as such hereunder.

“Unassigned Rights” means the rights of the Issuer under Sections 5.04, 6.03 and 7.03(a) of the Agreement and the right to receive notices thereunder.

“Underwriter” means the initial underwriter of the Bonds, Ziegler Capital Markets Group.

“Voting Stock” means, with respect to any corporation, any class of shares of stock of such corporation having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

The words “hereof”, “herein”, “hereto”, “hereby” and “hereunder” (except in the form of Bond) refer to the entire Indenture. Unless otherwise noted, all Section and Article references are to sections and articles in this Indenture.

ARTICLE II

THE BONDS

SECTION 2.1. Amount, Terms, and Issuance of Bonds. The Bonds shall, except as provided in Section 2.9 hereof, be in the aggregate principal amount set forth in the Approval Certificate, but in no event to exceed $60,000,000 and shall contain substantially the terms recited in the form of bond attached hereto as Exhibit A with such changes and variations as may be necessary to conform to the provisions thereof. The Bonds shall be issued for the purpose of providing a portion of the funds necessary to pay the costs of acquiring, constructing, and improving the Project, as provided herein and in the Agreement. The Bonds may have such additional legends thereon as shall be customary in the industry. No bonds other than the Bonds may be issued under this Indenture. No Bonds may be issued under this Indenture except in accordance with this Article.

Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, “CUSIP” numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend satisfactory to the Trustee as may be required to conform to usage or law with respect thereto.

The Issuer may issue the Bonds upon the execution of this Indenture, and the Trustee shall, at the Issuer’s written direction, authenticate the Bonds and deliver them as specified in the direction.

SECTION 2.2. Designation, Denominations, Maturity and Form. The Bonds shall be designated “Gulf Coast Industrial Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2006”.

Unless otherwise directed by the Issuer, the Bonds shall be numbered from R-1 upward, unless otherwise determined by the Trustee. Temporary Bonds issued pursuant to Section 2.10 hereof shall be numbered from TR-1 upward, unless otherwise determined by the Trustee.

All Bonds shall be dated as of October 1, 2006, but shall initially bear interest from the Issue Date.

The Bonds shall mature on their respective Maturity Dates.

All Bonds shall be issued in denominations of $100,000 and integral multiples of $5,000 in excess thereof.

SECTION 2.3. Registered Bonds Required; Bond Registrar and Bond Register. All Bonds shall be issued in fully registered form. The Bonds shall be registered upon original issuance and upon subsequent transfer or exchange as provided in this Indenture.

The Issuer shall designate, at the direction of the Company, one or more persons to act as “Bond Registrar” for the Bonds provided that the Bond Registrar appointed for the Bonds shall be either the Trustee, the Paying Agent or a person which would meet the requirements for qualification as a successor trustee imposed by Section 12.13. The Issuer hereby appoints the Trustee as the initial Bond Registrar. Any Person other than the Trustee undertaking to act as Bond Registrar shall first execute a written agreement, in form satisfactory to the Trustee and the Company, to perform the duties of a Bond Registrar under this Indenture, which agreement shall be filed with the Trustee and the Company. The Paying Agent and Bond Registrar, in performing their respective duties hereunder, shall be entitled to the same protective provisions in the performance of their respective duties as are specified in Article XII of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent and Bond Registrar had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XII of this Indenture had been set forth herein at length.

The Bond Registrar shall act as registrar and transfer agent for the Bonds. The Issuer shall cause to be kept at an office of the Bond Registrar a register (herein sometimes referred to as the “Bond Register”) in which, subject to such reasonable regulations as it, the Trustee or the Bond Registrar may prescribe, the Issuer shall provide for the registration of the Bonds and for the registration of transfers of the Bonds. The Issuer shall cause the Bond Registrar to designate, by a written notification to the Trustee, a specific office location (which may be changed from time to time, upon similar notification) at which the Bond Register is kept.

The Bond Registrar shall at any time as reasonably requested by the Trustee, the Paying Agent, or the Company certify and furnish to the Trustee, the Paying Agent, the Company and any Paying Agent as the Trustee shall specify, the names, addresses, and holdings of Bondholders and any other relevant information reflected in the Bond Register, and the Trustee, the Remarketing Agent and any such Paying Agent shall for all purposes be fully entitled to rely upon the information so furnished to them and shall have no liability or responsibility in connection with the preparation thereof.

SECTION 2.4. Transfer and Exchange. Upon surrender for registration of transfer of any Bond at the designated office of the Bond Registrar, the Issuer shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees, one or more new fully registered Bonds of authorized denomination for the aggregate principal amount which the Registered Owner is entitled to receive.

At the option of the owner, Bonds may be exchanged for other Bonds of any other authorized denomination, of a like aggregate principal amount and accruing interest at the same Interest Rate, upon surrender of the Bonds to be exchanged at the designated office of the Bond Registrar. Whenever any Bonds are so surrendered for exchange, the Issuer shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

All Bonds presented for registration of transfer or exchange shall be accompanied by a written instrument or instruments of transfer or authorization for exchange, in form and with guaranty of signature satisfactory to the Bond Registrar, duly executed by the owner or by his attorney duly authorized in writing, and such documentation as the Bond Registrar shall reasonably require.

No service charge shall be made to a Bondholder for any exchange or registration of transfer of Bonds, but the Issuer or the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

New Bonds delivered upon any registration of transfer or exchange shall be valid obligations of the Issuer, evidencing the same debt as the Bonds surrendered, shall be secured by this Indenture and shall be entitled to all of the security and benefits hereof to the same extent as the Bonds surrendered.

Except as provided above, the Trustee shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption.

SECTION 2.5. Execution. All the Bonds shall, from time to time, be executed on behalf of the Issuer by the manual or facsimile signature of the President of the Issuer, its seal (which may be in facsimile) shall be thereunto affixed (or printed or engraved or otherwise reproduced thereon if in facsimile), and attested by the manual or facsimile signature of the Secretary of the Issuer.

If any of the officers whose manual or facsimile signatures shall be upon the Bonds shall cease to be such officers of the Issuer before such Bonds shall have been actually authenticated by the Trustee or delivered by the Issuer, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons whose signature shall be upon such Bonds had not ceased to be such officer or officers of the Issuer; and also any such Bonds may be signed and sealed on behalf of the Issuer by those persons who, at the actual date of the execution of such Bond, shall be the proper officers of the Issuer, although at the nominal date of such Bonds any such person shall not have been such officer of the Issuer.

SECTION 2.6. Authentication; Authenticating Agent. No Bond shall be valid for any purpose until either (i) the Certificate of Authentication substantially in the form set forth in Exhibit A attached hereto has been duly executed in accordance herewith by the Trustee or (ii) in the case of Bonds initially delivered to the Underwriter, a Comptroller’s Registration Certificate attached to or endorsed on such Bond has been duly executed. Such executed Certificate of Authentication or Comptroller’s Registration Certificate, as the case may be, shall be conclusive proof that such Bond has been duly authenticated and delivered under this Indenture and that the owner thereof is entitled to the benefit of the trust hereby created.

If the Bond Registrar is other than the Trustee, the Trustee may appoint the Bond Registrar as an Authenticating Agent with the power to act on the Trustee’s behalf and subject to its direction in the authentication and delivery of Bonds in connection with the registration of transfers and exchanges under Section 2.4 hereof, and the authentication and delivery of Bonds by an Authenticating Agent pursuant to this Section shall, for all purposes of this Indenture, be deemed to be the authentication and delivery “by the Trustee”.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible as a Bond Registrar under Section 2.3, without the execution or filing or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee, the Issuer and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Issuer and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may, with the consent of the Company (which shall not be unreasonably withheld) appoint a successor Authenticating Agent, shall give written notice of such appointment to the Issuer, and shall mail notice of such appointment to all owners of Bonds as the names and addresses of such owners appear on the Bond Register.

SECTION 2.7. Payment of Principal and Interest; Interest Rights Preserved. (a) Subject to the provisions relating to book-entry only set forth in Section 2.13 hereof, the principal or redemption price of any Bond shall be payable upon presentation and surrender of such Bond to the Principal Office of the Paying Agent. The principal or redemption price of the Bonds shall be payable in immediately available funds. Such payments shall be made to the Registered Owner of the Bond so delivered, as shown in the Bond Register maintained by the Bond Registrar.

(b) Each Bond shall accrue interest and be payable as to interest as follows:

(i) The Bonds shall accrue interest until their respective Maturity Dates or prior redemption at the rate or rates set forth in the Approval Certificate initially from the Issue Date, and thereafter (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) from the last preceding Interest Payment Date to which interest has been paid in full or duly provided for (or the Issue Date if no interest thereon has been paid or duly provided for) in all other cases.

(ii) Subject to the provisions of paragraph (c) below, the interest due on any Bond on any Interest Payment Date shall be paid to the Registered Owner of such Bond as shown on the Bond Register as of the Regular Record Date. The amount of interest so payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

(iii) All payments of interest on the Bonds shall be paid to the Registered Owners entitled thereto in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner at least five Business Days prior to each Interest Payment Date.

(iv) Interest due at the maturity or redemption of a Bond shall be paid only upon presentation and surrender of each Bond.

(v) Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered on the Regular Record Date for such interest.

(c) Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date and within any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the owner of such Bond on the relevant Regular Record Date by virtue of having been such owner, and such Defaulted Interest shall be paid to the person in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment. The Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder at his address as it appears in the Bond Register, not fewer than 10 days prior to such Special Record Date.

(d) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

SECTION 2.8. Persons Deemed Owners. The Issuer, the Trustee, any Paying Agent, the Bond Registrar and any Authenticating Agent may deem and treat the person in whose name any Bond is registered in the Bond Register as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Issuer, the Trustee, any Paying Agent, the Bond Registrar or the Authenticating Agent) for the purpose of receiving payment of or on account of the principal of, redemption premium, if any, and (subject to Section 2.7) interest on, such Bond, and for all other purposes, and neither the Issuer, the Trustee, any Paying Agent, the Bond Registrar, nor the Authenticating Agent shall be affected by any notice to the contrary. All such payments so made to any such Registered Owner, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Bond.

SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Bonds. (a) If any Bond shall become mutilated, lost, stolen or destroyed, the affected Bondholder shall be entitled to the issuance of a substitute Bond only as follows:

(i) in the case of a lost, stolen or destroyed Bond, the Bondholder shall (A) provide written notice of the loss, theft or destruction to the Trustee within a reasonable time after the Bondholder becomes aware of the loss, theft or destruction, (B) request the issuance of a substitute Bond and (C) provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond;

(ii) in the case of a mutilated Bond, the Bondholder shall surrender the Bond to the Trustee for cancellation;

(iii) in all cases, the Bondholder shall provide indemnity against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section 2.9 satisfactory to the Issuer, the Trustee and the Company; and

(iv) in all cases, upon payment by the affected Bondholder of the fees and expenses of the Trustee and the Issuer in connection with the issuance of any such substitute Bond.

Upon compliance with the foregoing, a substitute Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee or Authenticating Agent and delivered to the Bondholder.

Notwithstanding the foregoing, the Trustee or Authenticating Agent shall not be required to authenticate and deliver any substitute Bond for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal, redemption price or Purchase Price and interest then due or becoming due shall be paid by the Trustee or a Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

(b) Every substituted Bond issued pursuant to this Section shall constitute an additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

(c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or investment or other securities without their surrender.

SECTION 2.10. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Issuer may issue, and, upon its request, the Trustee or Authenticating Agent shall authenticate, in lieu of definitive Bonds one or more temporary printed or typewritten Bonds of substantially the tenor recited above in any Authorized Denomination. Upon written request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

SECTION 2.11. Cancellation of Surrendered Bonds. Bonds surrendered for payment, redemption, transfer or exchange and Bonds surrendered to the Trustee by the Issuer or by the Company for cancellation shall be cancelled by the Trustee and such cancelled Bonds shall be delivered to the Company.

SECTION 2.12. Limited Obligation. The Bonds are not and never shall become general obligations of the Issuer, but are limited obligations payable by the Issuer solely and only from the payments received under or with respect to the documents executed by the Company (except to the extent paid out of moneys attributable to the proceeds derived from the sale of the Bonds or income from the temporary investment of such funds or other funds held hereunder), which amounts, together with any other security provided herein, are hereby specifically assigned and pledged to such purposes, in the manner and to the extent provided herein. The Bonds shall be deemed not to constitute a debt of the State, the Governmental Unit, or of any other political corporation, subdivision, or agency of the State or a pledge of the faith and credit of any of them. No recourse shall be had for any claim based on the Agreement, the Indenture, or the Bonds against any member, officer or employee, past, present or future, of the Issuer, or of any successor body thereto, either directly or through the Issuer, or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Neither the State, the Governmental Unit nor any political corporation, subdivision, or agent of the State shall be obligated to pay the Bonds and neither the faith and credit nor the taxing power of the State, the Governmental Unit, or any other political corporation, subdivision, or agency is pledged to the payment of the principal of, redemption premium, if any, or interest on the Bonds. The Bonds are special revenue obligations of the Issuer payable solely from the sources described herein and therein and the holder thereof shall never have the right to demand payment from moneys derived by taxation or any revenues of the Issuer except the funds pledged to the payment thereof.

SECTION 2.13. Book Entry System. (a) DTC will act as the initial Securities Depository for the Bonds. The Bonds shall be initially issued in the form of a single fully registered Bond registered in the name of Cede & Co. (DTC’s nominee). So long as Cede & Co. is the Registered Owner of the Bonds, as nominee of DTC, references herein to Registered Owners, Bondholders or holders of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.

(b) While DTC is the Securities Depository, the ownership interest of each of the beneficial owners of the Bonds will be recorded through the records of a DTC Participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC Participants who act on behalf of the beneficial owners of the Bonds.

(c) With respect to Bonds registered in the name of the Securities Depository, the Issuer, the Company, the Bond Registrar, the Paying Agent, and the Trustee shall have no responsibility or obligation to any person on behalf of whom such Securities Depository holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer, the Bond Registrar, the Paying Agent, and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Securities Depository with respect to any ownership interest in the Bonds, (ii) the delivery to any person, other than a Bondholder, as shown on the Bond Register, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any person, other than a Registered Owner, as shown in the Bond Register of any amount with respect to principal of, redemption premium, if any, or interest on, the Bonds.

(d) Notwithstanding any other provisions of this Indenture to the contrary, the Issuer, the Bond Registrar, the Paying Agent, and the Trustee shall be entitled to treat and consider the person in whose name each Bond is registered in the Bond Register as the absolute owner of such Bond for the purpose of payment of principal, redemption premium, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Paying Agent shall pay all principal of, redemption premium, if any, and interest on the Bonds only to or upon the order of the respective owners, as shown in the Bond Register as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, redemption premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid.

(e) No person other than a Registered Owner, as shown in the registration books, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, redemption premium, if any, and interest, pursuant to this Indenture.

(f) Any provision of this Indenture permitting or requiring the delivery of Bonds shall, while the book-entry system is in effect, be satisfied by the notation on the books of the Securities Depository, of the transfer of the beneficial owner’s interest in such Bond.

(g) So long as the book-entry system is in effect, the Trustee, the Paying Agent and the Bond Registrar shall comply with the terms of the Letter of Representations.

(h) The Securities Depository may determine to discontinue providing its service with respect to the Bonds at any time by giving reasonable notice and all relevant information on the beneficial owners of the Bonds to the Issuer or the Trustee. If there is no successor Securities Depository appointed by the

Issuer, the Trustee shall authenticate and deliver Bonds to the beneficial owners thereof. In the event that the Company determines that the Securities Depository is incapable of discharging its responsibilities described herein or in any agreement among the Issuer, the Trustee and the Securities Depository and that it is in the best interest of the beneficial owners of the Bonds that they be able to obtain certificated Bonds, the Issuer, at the direction of the Company, shall (i) appoint a successor securities depository, qualified to act as such under Section 17(a) of the securities and Exchange Act of 1934, as amended, notify the Securities Depository of the appointment of such successor securities depository and transfer one or more separate Bonds to such successor securities depository or (ii) notify the Securities Depository and owners, identified by the Securities Depository, of the availability through the Securities Depository of Bonds and transfer one or more separate Bonds to owners, identified by the Securities Depository, having Bonds credited to their accounts. In such event, the Bonds shall no longer be restricted to being registered in the Bond Register in the name of the Securities Depository, but may be registered in the name of the successor securities depository, or its nominee, or in whatever name or names Bondholders transferring or exchanging Bonds shall designate, in accordance with the provisions of this Indenture.

Upon the written consent of 100% of the beneficial owners of the Bonds, the Trustee, in accordance with any agreement among the Issuer, the Trustee, and the Securities Depository, shall withdraw the Bonds from the Securities Depository, and authenticate and deliver Bonds fully registered to the assignees of the Securities Depository or its nominee. If the request for such withdrawal is not the result of any Issuer action or inaction, such withdrawal, authentication and delivery shall be at the cost and expense (including costs of printing, preparing and delivering such Bonds) of the persons requesting such withdrawal, authentication and delivery.

SECTION 2.14. Payments to Securities Depository; Payments to Beneficial Owners. (a) Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, redemption premium, if any, Purchase Price, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, pursuant to DTC’s rules and procedures, or in the case of a successor Securities Depository, pursuant to any agreement among the Issuer, the Trustee, the Bond Registrar, and the Securities Depository.

(b) With respect to Bonds registered in the name of a Securities Depository (or its nominee) neither the Trustee, the Issuer nor the Company shall have any obligation to any of its members or participants or to any person on behalf of whom an interest is held in the Bonds.

SECTION 2.15. CUSIP Numbers. The Issuer in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Bondholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

APPLICATION OF BOND PROCEEDS

SECTION 3.1. Application of Original Proceeds of Bonds. Proceeds received from the issuance and sale of the Bonds shall, on the Issue Date, be deposited by the Trustee as follows:

(a) an amount equal to the Debt Service Reserve Requirement to the Debt Service Reserve Fund; and

(b) the balance of such proceeds to the Construction Fund.

ARTICLE IV

DEBT SERVICE RESERVE FUND

SECTION 4.1 Creation of Debt Service Reserve Fund. There is hereby created by the Issuer and ordered to be established with the Trustee a Debt Service Reserve Fund. The Debt Service Reserve Fund shall be used, and the Trustee is hereby authorized to use the Debt Service Reserve Fund, solely for the purposes of (i) finally retiring the last of the outstanding Bonds or (ii) paying principal of and interest on any outstanding Bonds when and to the extent the amount in the Bond Fund is insufficient for such purpose on the date such payment is due. In the event that on the Business Day prior to the due date thereof, amounts on deposit in the Bond Fund are insufficient to pay the principal and/or interest due on the Bonds, the Trustee shall draw upon the Debt Service Reserve Fund to the extent necessary to make such payments.

SECTION 4.2. Replenishment of Debt Service Reserve Fund. Out of proceeds of the Bonds, there shall be deposited to the credit of the Debt Service Reserve Fund an amount sufficient, together with other monies provided therefor, to result in there being on deposit in the Debt Service Reserve Fund money and/or investments at least equal in market value to the Debt Service Reserve Requirement. No deposits shall be made into the Debt Service Reserve Fund as long as the money and investments in the Debt Service Reserve Fund are at least equal in market value to the Debt Service Reserve Requirements; but if and whenever the market value of money and investments in the Debt Service Reserve Fund is reduced below the Debt Service Reserve Requirements for any reason, the Company shall pay, in accordance with the Agreement, to the Trustee for deposit into the Debt Service Reserve Fund amounts sufficient to replenish any such deficiency.

ARTICLE V

CONSTRUCTION FUND

SECTION 5.1. Creation of Construction Fund. There is hereby created and ordered to be established with the Trustee a Construction Fund.

SECTION 5.2. Disbursements from Construction Fund. Moneys in the Construction Fund shall be disbursed by the Trustee to pay Project Costs or to reimburse the Company for Project Costs paid by it, all in accordance with and pursuant to the provisions of the Agreement. The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom and shall file an accounting thereof if and when requested by the Issuer or the Company.

SECTION 5.3. Balance in Construction Fund. Any amounts remaining in the Construction Fund after delivery of the Completion Certificate (as defined in the Agreement) for the Project shall be used by the Trustee as provided in Section 3.03(e) of the Agreement.

SECTION 5.4. Acceleration of Bonds. In the event that the principal of the Bonds shall have become due and payable pursuant to Section 11.2 hereof, subject to Section 8.5(e) hereof, any amounts held in or on deposit in the Construction Fund shall be transferred by the Trustee to the Bond Fund.

ARTICLE VI

BOND FUND

SECTION 6.1. Revenues to be Paid Over to the Trustee. The Issuer has caused the Revenues to be paid directly to the Trustee.

SECTION 6.2. Bond Fund. (a) There is hereby created and ordered to be established with the Trustee a Bond Fund.

(b) The Trustee shall maintain the Bond Fund as follows:

(i) The Trustee shall deposit into the Bond Fund (A) all Loan Payments; (B) amounts received from the Collateral Trustee under the Collateral Trust Agreement; (C) amounts paid by the Guarantors pursuant to the Guarantee; and (D) and, when accompanied by directions from the Person depositing such moneys that such moneys are to be paid into the Bond Fund, all other amounts received by the Trustee from the Company or for the account of the Company pursuant to the Agreement and all payments under and pursuant to the provisions of this Indenture or any of the provisions of the Agreement.

(ii) Moneys in the Bond Fund shall be applied solely to the payment when due of principal of, redemption premium, if any, and interest on the Bonds.

(iii) In the event of an annulment pursuant to Section 11.2 hereof, any amounts transferred by the Trustee from the Construction Fund to the Bond Fund pursuant to Section 5.4 hereof shall be transferred by the Trustee back to the Construction Fund.

SECTION 6.3. Revenues to Be Held for All Bondholders; Certain Exceptions. Until applied as provided in this Indenture to the payment of Bonds or transferred to the Company pursuant to Section 6.4 or Section 17.2, Revenues shall be held by the Trustee in trust in the Bond Fund for the benefit of the owners of all Outstanding Bonds, except that any portion of the Revenues representing principal or redemption price, and interest on any Bonds previously matured or called for redemption in accordance with Article IX of this Indenture, shall be held for the benefit of the owners or the former owners of such Bonds only.

SECTION 6.4. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund after payment in full of (i) the Bonds (or the provision for payment thereof having been made in accordance with the provisions hereof), (ii) all Administration Expenses, and (iii) all other amounts required to be paid under the Agreement and this Indenture, subject to any applicable provisions of Texas law, including Title 6 of the Texas Property Code, shall be paid to the Company pursuant to its written instructions.

ARTICLE VII

[RESERVED]

ARTICLE VIII

INVESTMENT OR DEPOSIT OF MONEYS

SECTION 8.1. Deposits. (a) All moneys received by the Trustee under this Indenture shall be deposited with the Trustee, until or unless invested or deposited as provided in Sections 8.2 or 8.3, as applicable, or as otherwise provided herein. All deposits with the Trustee shall be secured as required by applicable law for such trust deposits. The Trustee may deposit such moneys with any other depository which is authorized to receive them and is subject to supervision by public banking authorities.

(b) Obligations purchased as an investment of moneys in any fund or account shall be deemed at all times a part of such fund or account. Any profit and income realized from such investments shall be credited to such fund or account and any loss shall be charged to such fund or account.

SECTION 8.2. Investment of Bond Fund and Debt Service Reserve Fund. At the written direction of the Authorized Company Representative, the Trustee shall invest moneys held in the Bond Fund and the Debt Service Reserve Fund, in Governmental Obligations, specified by the Authorized Company Representative in such direction, maturing not later than the date or dates when the payments for which such moneys are held are to become due. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Bond Fund or the Debt Service Reserve Fund, as the case may be. Upon the occurrence of, and during the continuation of, an Event of Default, the Trustee shall no longer take investment instructions from the Company, but from a representative of the Majority Holders.

The interest and income received upon such investments of the Bond Fund and any interest paid by the Trustee or any other depository and any profit or loss resulting from the sale of any investment shall be added or charged to the extent received or paid and available for payment of amounts due on the Bonds, to the payment of the next-succeeding payment due on account of the Bonds and to the extent so applied, shall constitute payment in respect of the Agreement (notice of which payment shall be given by the Trustee to the Company), and any realized loss shall be made up by the Company (the direction of the Company to make investments as aforesaid to include an agreement so to do). The interest and income received upon such investments of the Debt Service Reserve Fund shall be credited to the Debt Service Reserve Fund.

SECTION 8.3. Investment of Moneys in the Construction Fund. (a) Moneys held for the credit of the Construction Fund shall, upon written direction by the Authorized Company Representative, be invested and reinvested by the Trustee as specified by the Authorized Company Representative in any one or more of the following obligations or securities, to the extent permitted by State law, on which neither the Company nor any of its Affiliates is the obligor: (i) Governmental Obligations; (ii) debt obligations which are (a) issued by any state or political subdivision thereof or any agency or instrumentality of such state or political subdivision, and (b) at the time of purchase, rated “AAA” by S&P and rated “Aaa” by Moody’s; (iii) any bond, debenture, note, participation certificate or other similar obligation which is either (a) issued or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the federal Farm Credit Bank or the Student Loan Marketing Association, or (b) backed by the full faith and credit of the United States of America; (iv) U.S. denominated deposit account, certificates of deposit and banker’s acceptances with domestic commercial banks, which have a rating on their short-term certificates of deposit on the date of purchase of “A-1” by S&P or “P-1” by Moody’s, without regard to gradation, and which matures not more than 360 days after the date of purchase; (v) commercial paper which is rated at the time of purchase within the classification or higher, “A-1” by S&P or “P-1” by Moody’s, without regard to gradation, and which matures not more than 270 days after the date of purchase; (vi) investment agreements with banks that at the time such agreement is executed are rated by S&P or Moody’s in one of the two highest rating categories assigned by S&P or Moody’s (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) or investment agreements with non-bank financial institutions which, (1) all of the unsecured, direct long-term debt of either the non-banking financial institution or the related guarantor of such non-bank financial institution is rated by S&P or Moody’s at the time such agreement is executed in one of the two highest rating categories (without regard to any refinement or gradation of rating category by numerical modifier or otherwise) for obligations of that nature; or (2) if such non-bank financial institutions have no outstanding long-term debt that is rated, all of the short-term debt of either the non-banking financial institution or the related guarantor of such non-bank financial institution is rated by S&P or Moody’s in the highest rating category (without regard to any refinement or gradation fo the rating category by numerical modifier or otherwise) assigned to short term indebtedness by S&P or Moody’s, provided that if at any time after purchase the provider of the investment agreement drops below the two highest rating categories assigned by S&P or Moody’s, the investment agreement must, within 30 days, either (1) be assigned to a provider rated in one of the two highest rating categories or (2) be secured by the provider with collateral securities the fair market value of which, in relation to the amount of the investment agreement including principal and interest, is equal to at least 102%; investment agreements with banks or non-bank financial institutions shall not be permitted if no rating is available with respect to debt of the investment agreement provider or the related guarantor of such provider; (vii) repurchase agreements with respect to and secured by Government Obligations or by obligations described in clause (ii) and (iii) above, which agreements may be entered into with a bank (including without limitation the Trustee), a trust company, financial services firm or a broker dealer which is a member of the Securities Investors Protection Corporation, provided that (a) the Trustee or a custodial agent of the Trustee has possession of the collateral and that the collateral is free and clear of third-party claims, (b) a master repurchase agreement or specific written repurchase agreement governs the transaction, (c) the collateral securities are valued no less frequently than monthly, and (d) the fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 103%, and (e) such obligations must be held in the custody of the Trustee or the Trustee’s agent; and (ix) shares of a fixed income mutual fund, Exchange Traded Fund or other collective investment fund registered under the federal Investment Company Act of 1940 whose shares are registered under the Securities Act of 1933, and whose investments consist solely of Investments described in paragraphs (i) through (viii) above, including money market mutual funds from which the Trustee or its affiliates derive a fee for investment advisory or other services to the fund. Such investments shall have maturity dates, or shall be subject to redemption by the holder at the option of the holder, on or prior to the dates the moneys invested therein will be needed as reflected by a statement of the Authorized Company Representative, which statement must be on file with the Trustee prior to any investment.

The Trustee shall be entitled to assume that any investment which at the time of purchase is a permitted investment hereunder remains a permitted investment thereafter, absent receipt of written notice or actual knowledge of information to the contrary.

(b) All interest, income, or other gain from the investment of moneys in the Construction Fund shall be retained therein and any loss resulting from the sale of any investment shall be charged to such Fund.

SECTION 8.4. No Liability for Investments. (a) The Trustee may make any and all investments under this Article VIII through its own investment department or that of its affiliates or subsidiaries.

(b) The Trustee shall have no responsibility with respect to the compliance by the Company with respect to any covenant herein regarding investments made in accordance with this Article VIII, other than to use its best reasonable efforts to comply with instructions from the Company regarding such investments. Since the making of such investments will be subject to the Company’s direction, the Trustee specifically disclaims any obligation to the Company for any loss, fee, or other charge arising from, or tax consequences of, investments, reinvestments, and liquidation of investments pursuant to the provisions of this Section.

SECTION 8.5. Covenants Regarding Rebate.

(a) A special Rebate Fund is hereby established by the Issuer with the Trustee. The Rebate Fund shall be for the sole benefit of the United States of America and shall not be subject to the claim of any other person, including without limitation the Bondholders. The Rebate Fund is established for the purpose of complying with section 148 of the Code and the Treasury Regulations promulgated pursuant thereto. The money deposited in the Rebate Fund, together with all investments thereof and investment income therefrom, shall be held in trust and applied solely as provided in this section. The Rebate Fund is not a portion of the Trust Estate and is not subject to the lien of this Indenture. Notwithstanding the foregoing, the Trustee with respect to the Rebate Fund is afforded all the rights, protections and immunities otherwise accorded to it hereunder.

(b) Unless the Bonds qualify for an exception to rebate under Section 148 of the Code, within ten days after the close of each “Bond Year,” the Trustee shall receive from the Company a computation in the form of a certificate of an Authorized Company Representative of the amount of “Excess Earnings,” if any, for the period beginning on the date of delivery of the Bonds and ending at the close of such “Bond Year” and the Company shall pay to the Trustee for deposit into the Rebate Fund an amount equal to the difference, if any, between the amount then in the Rebate Fund and the Excess Earnings so computed. The term “Bond Year” means with respect to the Bonds each one-year period ending on the anniversary of the date of delivery of the Bonds or such other period as may be elected by the Issuer in accordance with the Regulations and notice of which election has been given to the Trustee. If, at the close of any Bond Year, the amount in the Rebate Fund exceeds the amount that would be required to be paid to the United States of America under paragraph (d) below if the Bonds had been paid in full, such excess may be transferred from the Rebate Fund and paid to the Company, and the Company shall use such excess for such purposes for which, or to be redeposited to such fund from which, such amounts were originally derived.

(c) In general, “Excess Earnings” for any period of time means the sum of

(i) the excess of —

(A) the aggregate amount earned during such period of time on all “Nonpurpose Investments” (including gains on the disposition of such obligations) in which “Gross Proceeds” of the issue are invested (other than amounts attributable to an excess described in this subparagraph (c)(i)), over

(B) the amount that would have been earned during such period of time if the “Yield” on such Nonpurpose Investments (other than amounts attributable to an excess described in this subparagraph (c)(i)) had been equal to the yield on the issue, plus

(ii) any income during such period of time attributable to the excess described in subparagraph (c)(i) above.

The terms Nonpurpose Investments, Gross Proceeds, and Yield shall have the meanings given to such terms in section 148 of the Code and the Regulations promulgated pursuant to such section.

(d) The Trustee shall pay to the United States of America at least once every five years, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, an amount that ensures that at least 90 percent of the Excess Earnings from the date of delivery of the Bonds to the close of the period for which the payment is being made will have been paid. The Trustee shall pay to the United States of America not later than 60 days after the Bonds have been paid in full, to the extent that funds are available in the Rebate Fund or otherwise provided by the Company, 100 percent of the amount then required to be paid under section 148(f) of the Code as a result of Excess Earnings, unless the Bonds qualify for the exception to rebate set forth in Section 148(f)(4)(B) of the Code or the Regulations thereunder.

(e) The amounts to be computed, paid, deposited or disbursed under this section shall be determined by the Company acting on behalf of the Issuer within ten days after (i) each Bond Year after the date of issuance of each issue or series of Bonds and (ii) the date on which the Bonds have been paid in full, unless the Trustee shall have been provided a Favorable Opinion with respect to the noncompliance with such requirements. By such date, the Company shall also notify, in writing, the Trustee and the Issuer of the determinations the Company has made and the payment to be made pursuant to the provisions of this section. All such determinations shall be conclusive and binding on the Trustee and the Issuer. Upon written request of any registered owner of Bonds, the Company shall furnish to such registered owner of Bonds a certificate (supported by reasonable documentation, which may include calculation by Bond Counsel or by some other service organization) showing compliance with this section and other applicable provisions of section 148 of the Code.

(f) The Trustee shall maintain a record of the periodic determinations by the Company of the Excess Earnings for a period beginning on the first anniversary date of the issuance of the Bonds and ending on the date of the final retirement of the Bonds. Such records shall state each such anniversary date and contain a summary prepared by the Company of the manner in which the Excess Earnings, if any, was determined. The Trustee shall provide to the Company periodic statements of transactions and investments with respect to the various funds and accounts created pursuant to this Indenture. Such statements shall be provided as part of the ordinary services contemplated herein. In the event that the Company requests the Trustee to provide copies of the statements to a rebate consultant or other person for the purpose of performing analysis or calculations relating to arbitrage rebate as required under this Indenture (or other financing agreement) or for any other reason, then the Trustee shall be entitled to additional compensation for its services with respect to providing such additional statements.

(g) If the Trustee shall declare the principal of the Bonds and the interest accrued thereon immediately due and payable as the result of an Event of Default specified in the Indenture, or if the Bonds are optionally or mandatorily prepaid or redeemed prior to maturity as a whole in accordance with their terms, any amount remaining in any of the funds shall be transferred to the Rebate Fund to the extent that the amount therein is less than the Excess Earnings computed by the Company as of the date of such acceleration or redemption, and the balance of such amount shall be used immediately by the Trustee for the purpose of paying principal of, redemption premium, if any, and interest on the Bonds when due. In furtherance of such intention, the Issuer hereby authorizes and directs its President to execute any documents, certificates or reports required by the Code and to make such elections, on behalf of the Issuer, which may be permitted by the Code as are consistent with the purpose for the issuance of the Bonds.

ARTICLE IX

REDEMPTION OF BONDS

SECTION 9.1. Bonds Subject to Redemption. The Bonds shall be subject to redemption prior to maturity as set forth below:

(a) Optional Redemption. The Bonds shall be subject to redemption at the option of the Issuer, at the direction of the Company, in whole or in part, and if in part, in Authorized Denominations from funds available for such purpose in the Bond Fund, on December 1, 2016, and on any date thereafter, at a redemption price equal to the principal amount of the Bonds to be redeemed and accrued interest, if any, to the date of redemption.

(b) Mandatory Redemption. The outstanding Bonds are subject to mandatory redemption and shall be redeemed by the Issuer, in part, prior to their scheduled maturity, with money from the Bond Fund, at a redemption price equal to the principal amount thereof and accrued interest, if any, to the date of redemption, on December 1 of each of the following years, in the principal amounts, respectively, as shown in the following schedule:

Redemption Year	Principal Amount
2012	$950,000
2013	1,015,000
2014	1,085,000
2015	1,165,000
2016	1,245,000
2017	1,330,000
2018	1,425,000
2019	1,525,000
2020	1,630,000
2021	1,745,000
2022	1,865,000
2023	1,995,000
2024	2,135,000
2025	2,285,000
2026	2,445,000
2027	2,620,000
2028	2,800,000
2029	2,995,000
2030	3,205,000
2031	3,430,000
2032	3,670,000
2033	3,930,000
2034	4,205,000
2035	4,495,000
2036	4,810,000

The principal amount of the Bonds so required to be redeemed on any such mandatory redemption date shall be reduced by the principal amount of any Bonds which, at least 45 days prior such redemption date, (1) shall have been acquired by the Trustee at the direction of the Company, at a price not exceeding the principal amount of such Bonds plus accrued interest to the date of purchase thereof and delivered to the Trustee for cancellation, or (2) shall have been redeemed pursuant to any other redemption provision herein and not previously so credited.

(c) Extraordinary Mandatory Redemption.

(i) Taxability. The Bonds shall be subject to mandatory redemption, at a redemption price equal to 106% the principal amount being redeemed plus accrued interest to the redemption date on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency (including the Internal Revenue Service), or receipt by the Company of an opinion of Bond Counsel obtained by the Company, to the effect the interest payable on the Bonds is or will be included in the gross income of the owners thereof for federal income tax purposes, other than any Owner who is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code. Subject to the foregoing provisions of this Section 9.1(c)(i), the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be in such amount as is necessary to accomplish such result; and

(ii) Excess Proceeds. The Bonds are subject to mandatory redemption, in part, on any date, to the extent that proceeds of the Bonds are transferred to the Bond Fund pursuant to Section 5.3 hereof, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date.

(d) Extraordinary Optional Redemption.

The Bonds shall be subject to optional redemption by the Issuer, at the written direction of the Company, in part, in each case in an amount not to exceed twenty-five percent (25%) of the original principal amount of the Bonds, at any time and from time to time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

(i) the Company shall have determined that the continued construction or operation of a Facility is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Facility, or other liabilities or burdens with respect to such Facility or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of such Facility;

(ii) all or substantially all of a Facility shall have been condemned or taken by eminent domain;

(iii) the construction or operation of a Facility shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body; or

(iv) a Facility or portion thereof shall have been sold and the proceeds of sale shall not have been reinvested as provided in the Guarantee.

SECTION 9.2. Company Direction of Optional Redemption. The Trustee shall call Bonds for optional redemption when and only when it shall have been notified by the Company to do so. The Company will give written notice of any optional redemption to the Trustee and the Issuer as provided in Section 9.4 of this Indenture.

SECTION 9.3. Selection of Bonds to be Called for Redemption; Partial Redemption. Except as otherwise provided herein or in the Bonds, the particular Bonds to be called for redemption shall be selected by the Trustee by lot or any other customary random method determined by the Trustee to be fair and reasonable provided that a portion of a Bond may be redeemed only in Authorized Denominations. If less than all the Bonds are to be redeemed, such redemption must be in an amount which will result in the Bonds that remain outstanding being in Authorized Denominations.

SECTION 9.4. Notice of Redemption. (a) The Company shall deliver notice to the Trustee and the Issuer of its intention to prepay the principal of, redemption premium, if any, and interest on the Bonds and cause the Bonds to be called for optional redemption at least ten (10) Business Days prior to the date the Trustee gives notice to the Registered Owners of the Bonds of the proposed redemption of the Bonds. The Trustee shall cause notice of any redemption of Bonds hereunder, which notice shall be prepared by the Company, to be mailed by first class mail, postage prepaid (except when DTC or a Securities Depository is the Registered Owner of all of the Bonds and except for any person or entity owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 of principal amount of Bonds who so requests, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the Bond Register kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed at least 30 days prior to the redemption date for Bonds, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by paragraph (b) hereof, and (v) state that on the redemption date the Bonds called for redemption will be payable at the office of the Trustee designated in such notice, that from that date, provided funds have been deposited with the Trustee sufficient for redemption, interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that the Bonds are registered with DTC or a successor Securities Depository, redemption notices will be sent to Cede & Co. pursuant to the procedures set forth in the DTC Letter of Representations or the procedures of such successor Securities Depository. Any failure on the part of DTC or a successor Securities Depository , a direct participant or indirect participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

(b) Conditional Notice. If at the time of mailing of notice of an optional redemption there shall not have been deposited with the Trustee moneys sufficient to redeem all the Bonds called for redemption, such notice may state that it is conditional, that is, subject to the deposit of the redemption moneys with the Trustee on or prior to the redemption date, and such notice shall be of no effect unless such moneys are so deposited on or prior to the redemption date. If such redemption is not effectuated, the Trustee shall, at the expense of the Company, within five days thereafter, give notice in the manner in which the notice of redemption was given that such moneys were not so received and shall rescind the redemption.

(c) Additional Notice of Redemption. In addition to the redemption notice required above, if there is more than one Registered Owner of the Bonds, further notice (the “Additional Notice”) shall be given by the Trustee as set out below. No defect in the Additional Notice nor any failure to give all or any portion of the Additional Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

(i) Each Additional Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus (A) the date of the Bonds as originally issued; (B) the interest rate borne by each Bond being redeemed; (C) the maturity date of each Bond being redeemed; and (D) any other descriptive information needed to identify accurately the Bonds being redeemed.

(ii) Each Additional Notice shall be published one time in a financial newspaper or journal which regularly carries notices of redemption of other obligations similar to the Bonds, such publication to be made at least 30 days prior to the date fixed for redemption.

(iii) Upon the payment of the redemption price of the Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number identifying, by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer, provided that neither the Issuer, the Company, nor the Trustee shall be deemed to have made any representation as to the correctness of such CUSIP number.

(iv) Each Additional Notice shall be sent at least 30 days before the redemption date by registered or certified mail, facsimile, or overnight delivery service to the following registered securities depositories: The Depository Trust Company of New York, New York and Philadelphia Depository Trust Company of Philadelphia, Pennsylvania and to such other registered securities depositories as may be specified by the Company to the Trustee in writing and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds as shall be specified by the Company to the Trustee in writing.

(v) The Trustee’s agreement to give the additional notices specified in this subsection (c) is made as a matter of courtesy and accommodation only and the Trustee shall incur no liability to any person for its failure to give such additional notices.

ARTICLE X

COVENANTS OF THE ISSUER

SECTION 10.1. Payment of Principal of, Redemption Premium, if any, and Interest on Bonds; Appointment of Paying Agent. The Issuer covenants that it will promptly pay or cause to be paid, the principal of, redemption premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in the Bond according to the true intent and meaning thereof; provided, however, that the obligation of the Issuer hereunder to make or cause to be made any payment to the Trustee in respect of the principal of, redemption premium, if any, or interest on the Bonds shall be reduced by the amount of moneys, if any, on deposit in the Bond Fund and available to be applied by the Trustee toward the payment of the principal of, redemption premium, if any, or interest on the Bonds. The principal of, redemption premium, if any, and interest (except interest paid from the proceeds from the sale of the Bonds) are payable solely from the Trust Estate, including Revenues, which Revenues are specifically pledged and assigned for the payment thereof in the manner and to the extent herein specified, and nothing in the Bonds or this Indenture should be considered as assigning or pledging any funds or assets of the Issuer other than the Trust Estate in the manner and to the extent herein specified. Anything in this Indenture to the contrary notwithstanding, it is understood that whenever the Issuer makes any covenant involving financial commitments, it pledges no funds or assets other than the Trust Estate in the manner and to the extent herein specified, but nothing herein shall be construed as prohibiting the Issuer from using any other funds or assets.

The Issuer shall, with the approval of the Company, appoint one or more Paying Agents for such purpose, each such agent to be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints the Trustee as Paying Agent, such appointment and designation to remain in effect until notice of change is filed with the Trustee. The Issuer shall give prompt written notice to the Trustee of the designation of each such Paying Agent and of its designated office location for purposes of such agency, and of any change in the Paying Agent or of its designated office location. Any Paying Agent other than the Trustee shall be a person which meets the requirements for qualifications of a paying agent imposed by Section 13.2 hereof.

SECTION 10.2. Compliance with Laws. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all resolutions pertaining thereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State, including particularly and without limitation the Act, to issue Bonds authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth; that all action on its part for the issuance of the Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the Bonds in the hands of the holders and owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

SECTION 10.3. Enforcement of Agreement; Prohibition Against Amendments of Agreement; Notice of Default. The Issuer shall cooperate with the Trustee in enforcing the payment of all amounts under the Agreement and shall require the Company to perform its obligations under the Agreement. So long as no Event of Default hereunder shall have occurred and be continuing, the Issuer may exercise all its rights under the Agreement as amended or supplemented from time to time, including the right to amend the Agreement; provided that it shall not amend the Agreement without the consent of the Trustee pursuant to Section 15.3. The Issuer shall give prompt notice to the Trustee of any default known to the Issuer under the Agreement.

SECTION 10.4. Further Assurances. Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee, the Bondholders or the Company may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

SECTION 10.5. Administration Expenses. It is understood and agreed that pursuant to the provisions of Sections 5.04 and 5.07 of the Agreement, the Company agrees to pay the Administration Expenses. All such payments under the Agreement which are received by the Trustee shall not be paid into the Bond Fund, but shall be segregated by the Trustee and expended solely for the purpose for which such payments are received.

SECTION 10.6. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee or any Paying Agent for deposit into the Bond Fund, the Construction Fund, or the Debt Service Reserve Fund under any provision of this Indenture and all moneys withdrawn from the Bond Fund, the Construction Fund, or the Debt Service Reserve Fund and held by any Paying Agent, shall be held by the Trustee or such Paying Agent in trust, or deposited with or paid to the Trustee for the redemption of Bonds, notice of which redemption has been duly given, and for moneys deposited with or paid to the Trustee pursuant to Article XVI hereof, shall, while held by the Trustee or any Paying Agent, constitute part of the Trust Estate and be subject to the lien hereof. Any moneys received by or paid to the Trustee pursuant to any provision of the Agreement calling for the Trustee to hold, administer and disburse the same in accordance with the specific provisions of the Agreement shall be held, administered and disbursed pursuant to such provisions. The Issuer agrees that if it shall receive any moneys pursuant to applicable provisions of the Agreement, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with the provisions of the Agreement pursuant to which the Issuer may have received the same. Furthermore, if for any reason the Agreement ceases to be in force and effect while any Bonds are outstanding, the Issuer agrees that if it shall receive any moneys derived from the Project, it will forthwith upon receipt thereof pay the same over to the Trustee to be held, administered and disbursed by the Trustee in accordance with provisions of the Agreement that would be applicable if the Agreement were then in force and effect, and if there be no such provisions which would be so applicable, then the Trustee shall hold, administer and disburse such moneys solely for the discharge of the Issuer’s obligations under this Indenture.

SECTION 10.7. Rights of Company Under Agreement. Nothing herein contained shall be deemed to impair the rights and privileges of the Company set forth in the Agreement. The Issuer and the Trustee agree that the Company in its own name or in the name of the Issuer may enforce all of the rights of the Issuer, all obligations of the Trustee, and all of the Company’s rights provided for in this Indenture.

ARTICLE XI

EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1. Events of Default Defined. Each of the following shall be an “Event of Default” hereunder:

(a) Payment of the principal or redemption price of any Bond is not made when it becomes due and payable at maturity or upon call for redemption; or

(b) Payment of any interest on any Bond is not made when it becomes due and payable; or

(c) The occurrence and continuance of any “Event of Default” under the Agreement; or

(d) Default in the payment of any other amount required to be paid under this Indenture or in the performance or observance of any other of the covenants, agreements or conditions contained in this Indenture, or in the Bonds issued under this Indenture, and continuance thereof for a period of 90 days after written notice specifying such failure and requesting that it be remedied shall have been given to the Issuer and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the holders of not less than 25% in principal amount of the Bonds then outstanding, unless the Trustee, or the Trustee and holders of a principal amount of Bonds not less than the principal amount of Bonds the holders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is instituted by the Issuer, or the Company on behalf of the Issuer, within such period and is being diligently pursued; or

(e) The occurrence and continuance of any “Event of Default” under, and as defined in, the Guarantee.

SECTION 11.2. Acceleration and Annulment Thereof. If any Event of Default occurs and is continuing, the Trustee may, and upon written request of the owners of at least 25% in principal amount of all Bonds then Outstanding shall, by notice in writing to the Issuer and the Company, declare the principal of and accrued interest on all Bonds then Outstanding to be immediately due and payable; and upon such declaration the said principal, together with interest accrued thereon to the date of acceleration, shall become due and payable immediately at the place of payment provided therein, anything in the Indenture or in the Bonds to the contrary notwithstanding. Upon the occurrence of any acceleration hereunder, the Trustee shall immediately declare all payments under the Agreement pursuant to Section 5.03 thereof to be due and payable immediately.

Immediately after any acceleration hereunder, the Trustee, to the extent it has not already done so, shall notify in writing the Issuer, the Company, and the Paying Agent of the occurrence of such acceleration. Upon the occurrence of any acceleration hereunder, the Trustee shall notify by first class mail, postage prepaid, the owners of all Bonds Outstanding of the occurrence of such acceleration.

If, after the principal of the Bonds has become due and payable, all arrears of interest upon the Bonds are paid by the Issuer, and the Issuer also performs all other things in respect to which it may have been in default hereunder and pays the reasonable charges of the Trustee and the Bondholders, including reasonable and necessary attorneys’ fees and expenses, then, and in every such case, the owners of a majority in principal amount of the Bonds then Outstanding, by written notice to the Issuer and to the Trustee, may annul such acceleration and its consequences, and such annulment shall be binding upon the Trustee and upon all owners of Bonds issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any notice from Bondholders received by it pursuant to this paragraph to the Company. Immediately upon such annulment, the Trustee shall cancel, by notice to the Company, any demand for prepayment of all amounts due under the Agreement made by the Trustee pursuant to this Section. The Trustee shall promptly give written notice of such annulment to the Issuer, the Company, the Collateral Trustee, the Paying Agent, and, if notice of the acceleration of the Bonds shall have been given to the Bondholders, shall give notice thereof to the Bondholders.

SECTION 11.3. Other Remedies. If any Event of Default occurs and is continuing, the Trustee, before or after the principal of the Bonds becomes immediately due and payable, may enforce each and every right granted to it under the Agreement and any supplements or amendments thereto. In exercising such rights and the rights given the Trustee under this Article, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 12.6, would best serve the interests of the Bondholders.

SECTION 11.4. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the owners of a majority in principal amount of all Bonds then Outstanding and receipt of indemnity to its satisfaction shall, subject to the provisions of Article XII hereof, in its own name:

(i) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bank and the Bondholders and to perform its duties under the Act;

(ii) Bring suit to enforce the Bonds;

(iii) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; and

(iv) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

SECTION 11.5. Discontinuance of Proceedings by Trustee. If any proceeding commenced by the Trustee on account of any Event of Default is discontinued or is determined adversely to the Trustee, then the Company, the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder as though no such proceedings had been commenced.

SECTION 11.6. Majority Holders May Direct Proceedings. The owners of a majority in principal amount of the Bonds then Outstanding shall have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided that (i) such directions shall not be otherwise than in accordance with law or the provisions of this Indenture and (ii) the Trustee shall have the right to decline to follow any such direction which in the reasonable opinion of the Trustee conflicts with law or with the Indenture or would be unjustly prejudicial to Bondholders not parties to such direction.

SECTION 11.7. Limitations on Actions by Bondholders. No Bondholder shall have any right to pursue any remedy hereunder unless:

(i) the Trustee shall have been given written notice of an Event of Default,

(ii) the owners of at least a majority in principal amount of all Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names,

(iii) the Trustee shall have been offered indemnity satisfactory to it against reasonable costs, expenses and liabilities, including, without limitation, reasonable costs and expenses of its counsel, except that no offer of indemnification shall be required solely for a declaration of acceleration under Section 11.2, and

(iv) the Trustee shall have failed to comply with such request within a reasonable time.

Notwithstanding the foregoing provisions of this Section or any other provision of this Indenture, the obligation of the Issuer shall be absolute and unconditional to pay hereunder, but solely from the Revenues and other funds pledged under this Indenture, the principal or redemption price of, and interest on, the Bonds to the respective owners thereof on the respective due dates thereof, and nothing herein shall affect or impair the right of action, which is absolute and unconditional, of such owners to enforce such payment.

SECTION 11.8. Trustee May Enforce Rights Without Possession of Bonds. All rights under the Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the owners of the Bonds.

SECTION 11.9. Remedies Not Exclusive. No remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

SECTION 11.10. Delays and Omissions Not to Impair Rights. No delays or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

SECTION 11.11. Application of Moneys in Event of Default. Any moneys received by the Trustee under this Article shall be applied in the following order:

(i) To the payment of the reasonable costs and expenses of the Trustee, including reasonable counsel fees and expenses, any disbursements of the Trustee with interest thereon at the prime rate of the Trustee and its reasonable compensation; and

(ii) To the payment of principal or redemption price (as the case may be) and interest then owing on the Bonds, and in case such moneys shall be insufficient to pay the same in full, then to the payment of principal or redemption price and interest ratably, without preference or priority of one over another or of any installment of interest over any other installment of interest; and

(iii) To the payment of reasonable costs and expenses of the Issuer, including reasonable counsel fees, incurred in connection with the Event of Default.

The surplus, if any, shall be paid to the Company.

SECTION 11.12. Trustee and Bondholders Entitled to All Remedies Under the Act. It is the purpose of this Article to provide such remedies to the Trustee and the Bondholders as may be lawfully granted under the provisions of the Act, but should any remedy herein granted be held unlawful, the Trustee and the Bondholders shall nevertheless be entitled to every other remedy granted hereunder and every remedy provided by the Act. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver appointed under applicable law.

ARTICLE XII

THE TRUSTEE

SECTION 12.1. Acceptance of Trust. The Trustee accepts and agrees to execute the trusts hereby created, but only upon the additional terms set forth in this Article XII, to all of which the Issuer, the Trustee (as Trustee, Paying Agent, and Bond Registrar), the Company and the Bondholders agree.

SECTION 12.2. No Responsibility for Recitals, etc. The recitals, statements and representations in this Indenture or in the Bonds, save only the Trustee’s Certificate of Authentication upon the Bonds, have been made by the Issuer and not by the Trustee; and the Trustee shall be under no responsibility for the correctness thereof, or for the validity, priority, recording or re-recording, filing or re-filing of this Indenture or the Agreement or any financing statements or amendments thereto, other than continuation statements and amendments necessitated by factual changes of which the Trustee has actual knowledge (e.g. name changes or changes in place of incorporation), or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements thereto or instruments of further assurance, or for the validity or sufficiency of the security afforded by this Indenture or the Bonds issued hereunder or intended to be secured hereby, or as to the maintenance of the security hereof. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Issuer or on the part of the Company hereunder or under the Agreement, except as expressly provided herein or in the Agreement.

The Trustee shall not be accountable for the application of the proceeds of any Bonds authenticated or delivered hereunder which has been made by or on behalf of the Company or the Issuer.

SECTION 12.3. Trustee May Act Through Agents; Answerable Only for Willful Misconduct or Negligence. The Trustee may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to rely on the advice of Counsel concerning all questions hereunder or under the Agreement. The Trustee shall not be answerable for the default, negligence or misconduct of any attorney or agent selected by it with reasonable care. Except as otherwise provided herein, the Trustee shall not be answerable for the exercise of any discretion or power under the Indenture nor for anything whatsoever in connection with the trust hereunder, except only its own willful misconduct or negligence.

SECTION 12.4. Compensation. The Company shall pay to the Trustee such compensation for its services hereunder as is specified in the Agreement or such other written agreement between the Company and the Trustee, and also all its reasonable expenses and disbursements, including the reasonable fees, costs and expenses of its counsel (including in-house counsel and legal staff). If the Company shall have failed to make any such payment within a reasonable time, the Trustee shall have, in addition to any other rights hereunder, a claim, prior to the Bondholders, for the payment of its compensation and the reimbursement of its expenses (both ordinary and extraordinary) and any advances made by it upon the moneys and obligations in the Bond Fund, except for moneys or obligations held by the Trustee for the payment of particular Bonds. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(c) of the Agreement, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture.

SECTION 12.5. Notice of Default; Right to Investigate. The Trustee shall, within the later of (i) 30 days after the occurrence thereof, or (ii) 15 days after it obtains actual knowledge thereof, give written notice by first class mail to registered owners of Bonds of all Events of Default known to the Trustee, unless such Events of Default have been remedied. The Trustee shall not be deemed to have notice of any Event of Default under Section 11.1(c), (d), or (e) (other than payment defaults under Sections 6.01(a) of the Agreement) unless notified in writing of such default by the owners of at least 25% in principal amount of all Bonds then Outstanding or if it has actual notice thereof. The Trustee may, however, at any time require of the Issuer full information as to the performance of any covenant hereunder; and, if information satisfactory to it is not forthcoming, the Trustee may make or cause to be made, at the expense of the Company, an investigation into the affairs of the Issuer related to this Indenture. Copies of any notice required by this Section 12.5 shall also be sent to each Paying Agent.

SECTION 12.6. Obligation to Act. Except during the continuance of an Event of Default, the Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. If any Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and remedies vested in it by this Indenture and shall use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of his own affairs. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture unless such Bondholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred in compliance with such request or direction. Wherever, in this Indenture provision is made for indemnity by the owners of the Bonds, if the owner providing such indemnity has an aggregate net worth or net asset value of at least $50,000,000, as set forth in its most recent audited financial statements or as otherwise satisfactorily demonstrated to the Trustee, the Trustee may not require any indemnity bond or other security for such indemnity. In any case where more than one owner is providing indemnity, such indemnity shall be several and not joint and, as to each owner, such indemnity obligations shall not exceed its percentage interest of outstanding Bonds.

SECTION 12.7. Reliance. The Trustee may act on any requisition, resolution, notice, telegram, request, consent, direction, waiver, certificate, statement, affidavit, voucher, bond, or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of the Indenture, and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

SECTION 12.8. Trustee May Deal in Bonds. The Trustee may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take with like effect as if the Trustee were not a party to this Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer or the Company.

SECTION 12.9. Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by the Indenture by written resignation filed with the Issuer and the Company not fewer than 60 days before the date when it is to take effect. Such resignation shall take effect only upon the appointment and acceptance of a successor trustee.

SECTION 12.10. Removal of Trustee. Any Trustee hereunder may be removed at any time by an instrument appointing a successor to the Trustee so removed, executed by the Majority Holders and filed with the Trustee and the Issuer. A successor Trustee may be appointed by the Majority Holders in the same instrument. Subject to Section 12.11 hereof, if a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Issuer, or the holders of at least 25% in principal amount of the outstanding Bonds may petition, at the expense of the Company, a court of competent jurisdiction for the appointment of a successor Trustee. Such removal shall take effect only upon the appointment and acceptance of a successor Trustee.

SECTION 12.11. Appointment of Successor Trustee. If the Trustee or any successor trustee resigns or is removed or dissolved, or if its property or business is taken under the control of any state or federal court or administrative body, a vacancy shall forthwith exist in the office of the Trustee, and the Issuer, at the direction of the Company, shall appoint a successor and shall mail notice of such appointment to registered owners of the Bonds. If the Issuer fails to make such appointment promptly, the owners of a majority in principal amount of the Bonds then Outstanding may do so.

SECTION 12.12. Qualification of Successor. A successor trustee shall be a national banking association with trust powers or a bank and trust company or a trust company having capital and surplus of at least $50,000,000 and rated Baa3/P-3 or better by Moody’s or be otherwise acceptable to Moody’s if the Bonds are then rated by Moody’s or BBB- or better by S&P or be otherwise acceptable by S&P if the Bonds are then rated by S&P, if there be one able and willing to accept the trust on reasonable and customary terms.

SECTION 12.13. Instruments of Succession. Any successor trustee shall execute, acknowledge and deliver to the Issuer an instrument accepting such appointment hereunder; and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. The Trustee ceasing to act hereunder shall pay over to the successor trustee all moneys held by it hereunder; and, upon request of the successor trustee, the Trustee ceasing to act and the Issuer shall execute and deliver an instrument transferring to the successor trustee all the estates, properties, rights, powers and trusts hereunder of the Trustee ceasing to act.

SECTION 12.14. Merger of Trustee. Any corporation or association into which any Trustee hereunder may be merged or with which it may be consolidated, or any corporation or association resulting from any merger or consolidation to which any Trustee hereunder shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor trustee under the Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 12.15. Trustee Not Required to Expend or Risk Own Funds. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

SECTION 12.16. Right of Trustee to Pay Taxes and Other Charges. In case any tax, assessment or governmental or other charge upon any part of the trust estate is not paid as required herein, the Trustee may, but shall not be required to, pay such tax, assessment or governmental or other charge, without prejudice, however, to any rights of the Trustee or the Bondholders hereunder arising in consequence of such failure; and any amount at any time so paid under this Section 12.16, with interest thereon from the date of payment at the prime rate of the Trustee, shall become so much additional indebtedness secured by this Indenture, and the same shall be paid out of the proceeds of Revenues collected from the property herein conveyed, if not otherwise caused to be paid; but the Trustee shall be under no obligation to make any such payment unless it shall have been requested to do so by the owners of at least 25% in aggregate principal amount of all Bonds then Outstanding and shall have been provided with adequate funds for the purpose of such payment.

SECTION 12.17. Trust Estate may be Vested in Separate or Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement of either on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the trust estate, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The expense of any separate or co-trustee shall be borne by the Company. The following provisions of this Section 12.17 are adapted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any deed, conveyance or instrument in writing from the Issuer be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall become incapable of acting, resign or be removed, all the estate properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

SECTION 12.18. Reliance Upon Counsel. The Trustee may consult with Counsel satisfactory to it, and the opinion of such Counsel selected by the Trustee shall be full and complete authorization and protection in respect of any action taken or suffered by such Trustee hereunder in good faith and in reliance thereon.

SECTION 12.19. No Implied Duties. The Trustee shall be obligated to perform such duties and only such duties as are herein and in the Bonds specifically set forth and as are required by applicable law and no implied duties or obligations of the Trustee shall be read into this Indenture or the Bonds. The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

SECTION 12.20. No Responsibility for Securities Laws. The Trustee shall have no responsibility with respect to any information in any offering memorandum or other disclosure material distributed with respect to the Bonds or for compliance with securities laws in connection with the issuance and sale of the Bonds.

SECTION 12.21. No Responsibility for Yield Covenants. Except as specified in Section 8.5 hereof, the Trustee shall have no responsibility with respect to compliance by the Issuer or the Company with Section 148 of the Code or any covenant in this Indenture or in the Agreement regarding yields on investments.

SECTION.12.22. No Responsibility for Filings. The Trustee shall not be responsible for (i) the validity, priority, recording, rerecording, filing, or refiling of this Indenture or any supplemental indenture; (ii) any instrument or document of further assurance or collateral assignment; (iii) any financing statements or amendments or modifications thereto, other than continuation statements and amendments necessitated by factual changes of which the Trustee has actual knowledge (e.g. name changes or changes in place of incorporation); (iv) the validity of the execution of the Issuer of this Indenture or any supplemental indenture or documents of further assurance; (v) the sufficiency of the security of the Bonds issued hereunder; and (vi) the value of or title to the Project.

ARTICLE XIII

THE PAYING AGENT

SECTION 13.1. The Paying Agent. (a) The Paying Agent shall agree to

(i) hold all sums held by it for the payment of the principal or redemption price of, or interest on, Bonds in trust for the benefit of the owners of such Bonds until such sums shall be paid to such owners or otherwise disposed of as herein provided;

(ii) at any time during the continuance of any default in the payment of principal or redemption price of or interest on the Bonds, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(iii) keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Bank, and the Company at all reasonable times.

(b) The Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, or a bank with trust powers or a trust company having a combined capital stock, surplus and undivided profits of at least $50,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Trustee, and the Company. In the event that the Issuer, at the request of the Company, shall fail to appoint a successor Paying Agent, upon the resignation or removal of the Paying Agent, the Trustee shall either appoint a Paying Agent or itself act as Paying Agent until the appointment of a successor Paying Agent. Any successor Paying Agent shall either be rated Baa/P-3 or better by Moody’s or be otherwise acceptable to Moody’s if the Bonds are then rated by Moody’s. The Paying Agent may be removed at any time by an instrument signed by the Company, filed with the Issuer and the Trustee.

In the event of the resignation or removal of the Paying Agent, the Paying Agent shall deliver any Bonds and moneys held by it in such capacity to its successor or, if there is no successor, to the Trustee.

(c) The Paying Agent in performing its duties hereunder shall be entitled to the same protective provisions in the performance of its duties as are specified in Article XII of this Indenture with respect to the Trustee hereunder to the same extent and as fully for all intents and purposes as though the Paying Agent had been expressly named therein in place of such Trustee and as though the applicable provisions of Article XII of this Indenture had been set forth herein at length.

SECTION 13.2. Notices. The Trustee shall, within 30 days of the resignation or removal of the Paying Agent or the appointment of a successor Paying Agent, give notice thereof by first class mail, postage prepaid, to the owners of the Bonds.

ARTICLE XIV

ACTS OF BONDHOLDERS; EVIDENCE OF OWNERSHIP

SECTION 14.1. Acts of Bondholders; Evidence of Ownership. Except as otherwise stated herein, any action to be taken by Bondholders may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Bondholders (or their beneficial owners) in person or by an agent appointed in writing. The initial purchasers of the Bonds from the Underwriter are hereby acknowledged by the Trustee as the beneficial owners thereof. The fact and date of the execution by any person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient. The ownership of the Bonds shall be proved by the Bond Register. Any action by the owner of any Bond shall bind all future owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

ARTICLE XV

AMENDMENTS AND SUPPLEMENTS

SECTION 15.1. Amendments and Supplements Without Bondholders’ Consent. This Indenture may be amended or supplemented at any time and from time to time, without the consent of the Bondholders, but with the consent of the Paying Agent, if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Paying Agent under this Indenture, by a supplemental indenture authorized by a resolution of the Issuer and filed with the Trustee, for one or more of the following purposes:

(i) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer;

(ii) for any purpose not inconsistent with the terms of this Indenture or to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of the owners of the Bonds;

(iii) to permit the Bonds to be converted to certificateless securities or vice versa or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time, or to conform to the procedures of the Securities Depository to effect the book-entry system set forth in Section 2.13 hereof;

(iv) to permit the appointment of a co-trustee under this Indenture;

(v) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

(vi) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

(vii) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Bondholders; and

(viii) to conform to the requirements of any Rating Service.

Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

SECTION 15.2. Amendments With Bondholders’ Consent. This Indenture may be amended or supplemented at any time or from time to time, except with respect to (i) the principal, redemption price , and interest payable upon any Bonds, (ii) the Interest Payment Dates, the dates of maturity or the redemption provisions of any Bonds, and (iii) this Article, by a supplemental indenture consented to by the Company, and if the amendment or supplement would materially adversely affect or alter the duties or obligations of the Paying Agent under this Indenture, with the consent of the Paying Agent, and approved by the Majority Holders which would be affected by the action proposed to be taken. This Indenture may be amended with respect to the matters enumerated in clauses (i) through (iii) of the preceding sentence with the unanimous consent of all Bondholders, the Company and the Paying Agent and the Trustee, if required by the preceding sentence of this Section.

Before the Issuer and the Trustee shall enter into any supplemental indenture pursuant to this Section, there shall have been delivered to the Trustee a Favorable Opinion stating the requirements of such opinion and also stating that such supplemental indenture will, upon the execution and delivery thereof, be valid and binding upon the Issuer in accordance with its terms.

SECTION 15.3. Amendment of Agreement. The Issuer and the Company may enter into, with the consent of the Trustee but without the consent of the holders of the Bonds, any amendment, change, addition to, consent, waiver, or modification of the Agreement (i) to cure any ambiguity, formal defect, omission or inconsistent provisions , (ii) to conform to the requirements of the Indenture or the Rating Service, or (iii) to make any other change that does not adversely affect the interest of the Bondholders. If the Issuer and the Company propose to amend the Agreement in such a manner as would adversely affect the interests of the Bondholders, the Trustee shall notify Bondholders of the proposed amendment and may consent thereto with the consent of at least a majority in aggregate principal amount of the Bonds then Outstanding which would be affected by the action proposed to be taken; provided, that the Trustee shall not, without the unanimous consent of the owners of all Bonds then Outstanding, consent to any amendment which would (i) decrease the payments payable, or change the date payments are so payable, under Section 5.03 of the Agreement, (ii) reduce the stated term of the Agreement, (iii) reduce the Company’s obligations under Section 5.03 of the Agreement, or (iv) reduce the aforesaid aggregate principal amount of the Bonds, the owners of which are required to consent to such an amendment.

SECTION 15.4. Amendment of Guarantee. The Guarantee may be amended only in accordance with the provisions thereof.

SECTION 15.5. Trustee Authorized to Join in Amendments and Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture or amendment permitted by this Article and in so doing shall be fully protected by a Favorable Opinion that such supplemental indenture or amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

SECTION 15.6. Consent of Company. Anything herein to the contrary notwithstanding, so long as the Company is not in default under the Agreement, a supplemental indenture under this Article which affects any right of the Company shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental indenture.

ARTICLE XVI

DEFEASANCE

SECTION 16.1. Defeasance. (a) If the Issuer shall pay or cause to be paid to the holders and owners of the Bonds the principal of and interest to become due thereon at the times and in the manner stipulated therein, and if the Issuer shall keep, perform and observe all and singular the covenants and promises in the Bonds and in this Indenture expressed as to be kept, performed and observed by it on its part and shall pay or cause to be paid all other sums payable hereunder by the Issuer, then these presents and the estate and rights hereby granted shall cease, terminate and be void, and thereupon the Trustee shall cancel and discharge the lien of this Indenture, and execute and deliver to the Issuer such instruments in writing as shall be requisite to satisfy the lien hereof, and reconvey to the Issuer the estate hereby conveyed, and assign and deliver to the Issuer any property at the time subject to the lien of this Indenture which may then be in its possession, except moneys or Governmental Obligations held by it for the payment of the principal of and interest on the Bonds.

(b) Provision for the payment of Bonds shall be deemed to have been made when the Trustee holds in the Bond Fund, in trust and irrevocably set aside exclusively for such payment, (i) moneys sufficient to make such payment of principal, redemption premium, if any, and interest on the Bonds; and/or (ii) noncallable, nonprepayable Governmental Obligations (provided that in either case the Trustee shall have received a Favorable Opinion) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any reinvestment thereof) to make such payment of principal, redemption premium, if any, and interest on the Bonds.

No Bonds in respect of which a deposit under clause (i) or (ii) above has been made shall be deemed paid within the meaning of this Article unless the Trustee is satisfied that the amounts deposited are sufficient to make all payments that might become due on the Bonds, with respect to which the Trustee may rely on a verification certificate or report of independent certified public accountants, a copy of which certificate or report shall also be furnished to Moody’s, if the Bonds are then rated by Moody’s and/or S&P, if the Bonds are then rated by S&P. Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be withdrawn or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal, redemption price and interest on the Bonds with respect to which such deposit has been made. In the event that such moneys or obligations are to be applied to the payment of principal or redemption price of any Bonds more than 60 days following the deposit thereof with the Trustee, the Trustee shall mail a notice to the owners of the Bonds to be redeemed or deemed paid or redeemed, stating that such moneys or obligations have been deposited and identifying the Bonds for the payment of which such moneys or obligations are being held to all owners of Bonds for the payment of which such moneys or obligations are being held at their registered addresses and to S&P, if the Bonds are then rated by S&P, and Moody’s, if the Bonds are then rated by Moody’s.

(c) Anything in Article XVI to the contrary notwithstanding, if moneys or Governmental Obligations have been deposited or set aside with the Trustee pursuant to this Article for the payment of the principal, or redemption price of the Bonds and the interest thereon and the principal or redemption price of such Bonds and the interest thereon shall not have in fact been actually paid in full, no amendment to the provisions of this Article shall be made without the consent of the owner of each of the Bonds affected thereby.

The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered hereunder, which the Issuer or the Company may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

ARTICLE XVII

MISCELLANEOUS

SECTION 17.1. No Personal Recourse. No recourse shall be had for any claim based on the Agreement, the Indenture or the Bonds against any member, officer or employee, past, present or future, of the Issuer or of any successor body as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

SECTION 17.2. Deposit of Funds for Payment of Bonds. If the principal or redemption price of any Bonds becoming due, either at maturity or by call for redemption or otherwise, together with all interest accruing thereon to the due date, has been paid or provision therefor made in accordance with Section 16.1, all interest on such Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bonds shall likewise cease, except as hereinafter provided. Thereafter the owners of such Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bonds, and the Trustee shall hold such funds in trust for such owners.

Moneys which remain unclaimed two years after the due date shall, subject to any applicable provisions of Title 6 of the Texas Property Code, at the written request of the Company, and if the Company is not, at the time, to the knowledge of the Trustee, in default with respect to any covenant in the Agreement or the Bonds, be paid to the Company pursuant to its payment instructions, and the owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company. Such moneys shall be held in trust uninvested or invested in Governmental Obligations maturing the next day.

SECTION 17.3. No Rights Conferred on Others. Nothing herein contained shall confer any right upon any person other than the parties hereto, the Company, the Bank and the owners of the Bonds.

SECTION 17.4. Severability. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstance shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

SECTION 17.5. Notices. Unless otherwise provided hereunder or in the Agreement, all notices, certificates or other communications hereunder to be given by any of the following parties to any of the other following parties shall be deemed to have been sufficiently given and received by such parties only upon actual receipt and delivery thereof by mail, overnight delivery, by Electronic Notice, or by telephone, confirmed in writing, to the relevant party as follows:

Company:	Microgy Holdings, LLC
One Cate Street, 4th Floor
Portsmouth, New Hampshire 03801
Attention: Richard E. Kessel
Fax #: (603)431-2650

With a copy to:

General Counsel
Fax #: (603)433-6372

Issuer:	Gulf Coast Industrial Development Authority
910 Bay Area Boulevard
Houston, Texas 77058
Fax #: (281)488-3331
Attention: President

Trustee; Paying Agent; Bond Registrar:	Wells Fargo Bank, National Association 4 Penn Center, Suite 810 1600 JFK Boulevard Philadelphia, Pennsylvania 19103 Fax#: (215)861-9460 Attention: Corporate Trust Services Group

Any Paying Agent other than the Trustee:	At the address designated to the Issuer and the Trustee

All notices or other communications by the Trustee to any Bondholder hereunder shall be deemed to have been sufficiently given and received by such Bondholder upon the mailing thereof by first class mail.

The Issuer, the Company, the Trustee, the Paying Agent, and the Bond Registrar may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

If the Company fails to timely make or pay any payment hereunder or under the Agreement or upon notification by the Internal Revenue Service that the interest on the Bonds is, or may be, subject to federal income taxation, the Trustee promptly shall inform the Division of such an occurrence, by sending written notice to the following address:

Office of the Governor of the State of Texas

Texas Economic Development and Tourism Office

P.O. Box 12428

Austin, Texas 78711

Attention: Executive Director

or the latest address specified by the Division in writing

SECTION 17.6. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 17.7. Headings for Convenience Only. The descriptive headings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 17.8. Counterparts. The Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 17.9. Applicable Law. This Indenture shall be governed by and construed in accordance with the laws of the State; provided, however, that the rights, duties, immunities and standards of care relating to the Trustee shall be governed by the law of the jurisdiction in which its Principal Office is located.

SECTION 17.10. Notice of Change. The Trustee shall give notice to Moody’s (if the Bonds are then rated by Moody’s) at 99 Church Street, New York, NY 10007, Attention: Structured Transactions Group, Corporate Department, and S&P (if the Bonds are then rated by S&P) at 55 Water Street, New York, New York 10041, of any of the following events:

(i) a change in the Trustee or Paying Agent;

(ii) an amendment to the Indenture or the Agreement; or

(iii) payment or provision therefor of all the Bonds.

The Trustee makes this covenant as a matter of courtesy and accommodation only and shall not be liable to any Person for any failure to comply therewith.

SECTION 17.11. Payments Due on non-Business Days. In any case where the date of payment of interest on or principal of any Bonds or the date fixed for redemption of any Bonds or any Purchase Date shall not be a Business Day, then payment of such interest or principal and any redemption premium or Purchase Price need not be made by such Paying Agent on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or the Purchase Date, and no interest shall accrue for the period after such date.

IN WITNESS WHEREOF, the Issuer has caused these presents to be signed in its name and behalf by the President and its corporate seal to be hereunto affixed and attested by the Secretary, and, to evidence its acceptance of the trust hereby created, the Trustee has caused these presents to be signed in its behalf by its duly authorized officers.

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

		By:	/s/ Ron Crowder
ATTEST:			President

By:	/s/ [illegible]
Secretary

[SEAL]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Marvin Kierstead
Title:	Vice President

EXHIBIT A TO THE

TRUST INDENTURE

FORM OF BOND

No. R-	$

THE FOLLOWING TWO BRACKETED PARAGRAPHS ARE TO BE DELETED IF BOND IS NOT BOOK ENTRY ONLY:

[Unless this Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”) to the Issuer or its agent for registration of transfer, exchange, or payment, and any Bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

As provided in the Indenture referred to herein, until the termination of the system of book-entry-only transfers through DTC, and notwithstanding any other provision of the Indenture to the contrary, this Bond may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC or a nominee of DTC, or by DTC or a nominee of DTC to any successor securities depository or any nominee thereof.]*

UNITED STATES OF AMERICA

STATE OF TEXAS

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

ENVIRONMENTAL FACILITIES REVENUE BONDS

(MICROGY HOLDINGS PROJECT) SERIES 2006

Maturity Date:	CUSIP

Dated Date: October 1, 2006

Issue Date: , 2006

Registered Owner:

Principal Amount: $

Interest Rate: %

*	To be printed only on definitive Bonds

The GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY (the “Issuer”), a nonstock, nonprofit industrial development corporation existing under the laws of the State of Texas particularly the Development Corporation Act of 1979, as amended, Article 5190.6, Vernon’s Texas Civil Statutes (the “Act”), and acting on behalf of the Gulf Coast Waste Disposal Authority (the “Governmental Unit”), for

value received, hereby promises to pay (but only out of the sources hereinafter mentioned) to the Registered Owner set forth above, or registered assigns, on the Maturity Date, unless this Bond shall have been called for redemption in whole or in part, upon surrender hereof, the Principal Amount set forth above and to pay (but only out of the sources hereinafter mentioned) to the Registered Owner, or registered assigns, interest thereon at the rate set forth above calculated on the basis of a 360-day year of twelve 30-day months from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for, or from the date of authentication hereof if such date is on an Interest Payment Date to which interest has been paid or duly provided for, or from the Issue Date specified above if no interest has been paid or duly provided for, such payments of interest to be made on each Interest Payment Date until the principal or redemption price hereof has been paid or duly provided for as aforesaid. The principal or redemption price of this Bond (or of a portion of this Bond, in the case of a partial redemption) is payable to the Registered Owner hereof in immediately available funds upon presentation and surrender hereof at the principal corporate trust office of the Trustee (hereinafter defined) or its successor, as paying agent (the “Paying Agent”), under the Trust Indenture dated as of October 1, 2006 (the “Indenture”) by and between the Issuer and Wells Fargo Bank, National Association, or its successor, as trustee (the “Trustee”) securing the series of Bonds of which this Bond is one. CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SPECIFIED THEREFOR IN THE INDENTURE. All payments of interest on Bonds shall be paid to the Registered Owner hereof whose name appears in the Bond Register kept by the Bond Registrar as of the close of business on the applicable Regular or Special Record Dates in immediately available funds by wire transfer to a bank within the continental United States or deposited to a designated account if such account is maintained with the Paying Agent as directed by the Registered Owner in writing or as otherwise directed in writing by the Registered Owner at least five Business Days prior to each Interest Payment Date. The Regular Record Date for any Interest Payment Date shall be the close of business on the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date. Any interest on any Bond which is payable, but is not punctually paid or provided for, on any Interest Payment Date and within any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Registered Owner hereof on the relevant Regular Record Date by virtue of having been such Registered Owner, and such Defaulted Interest shall be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be no more than 15 nor fewer than 10 days prior to the date of proposed payment. This Bond is registered as to both principal and interest in the Bond Register kept by the Bond Registrar and may be transferred or exchanged, subject to the further conditions specified in the Indenture, only upon surrender hereof at the office of the Bond Registrar. This Bond is payable solely from the sources hereinafter mentioned.

THE BONDS SHALL BE DEEMED NOT TO CONSTITUTE A DEBT OF THE STATE OF TEXAS, THE GOVERNMENTAL UNIT, OR OF ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OR A PLEDGE OF THE FAITH AND CREDIT OF ANY OF THEM. NO RECOURSE SHALL BE HAD FOR ANY CLAIM BASED ON THE AGREEMENT, THE INDENTURE, OR THE BONDS AGAINST ANY MEMBER, OFFICER OR EMPLOYEE, PAST, PRESENT OR FUTURE, OF THE ISSUER, OR OF ANY SUCCESSOR BODY THERETO, EITHER DIRECTLY OR THROUGH THE ISSUER, OR ANY SUCH SUCCESSOR BODY, UNDER ANY CONSTITUTIONAL PROVISION, STATUTE OR RULE OF LAW OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY OR OTHERWISE. NEITHER THE STATE OF TEXAS, THE GOVERNMENTAL UNIT, NOR ANY POLITICAL CORPORATION, SUBDIVISION, OR AGENCY OF THE STATE OF TEXAS SHALL BE OBLIGATED TO PAY PRINCIPAL OF, REDEMPTION PREMIUM, IF ANY, OR INTEREST ON THE BONDS AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF TEXAS, THE GOVERNMENTAL UNIT, OR ANY OTHER POLITICAL CORPORATION, SUBDIVISION, OR AGENCY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, REDEMPTION PREMIUM, IF ANY, OR INTEREST ON THE BONDS. THIS BOND IS A SPECIAL REVENUE OBLIGATION OF THE ISSUER PAYABLE SOLELY FROM THE SOURCES DESCRIBED HEREIN AND IN THE INDENTURE AND THE HOLDER HEREOF SHALL NEVER HAVE THE RIGHT TO DEMAND PAYMENT FROM MONEYS DERIVED BY TAXATION OR ANY REVENUES OF THE ISSUER EXCEPT THE FUNDS PLEDGED TO THE PAYMENT HEREOF.

This Bond is one of a duly authorized issue of revenue bonds of the Issuer issued in the aggregate principal amount of $             designated “Gulf Coast Industrial Development Authority Environmental Facilities Revenue Bonds (Microgy Holdings Project) Series 2006” (the “Bonds”) issued under the Indenture. The Bonds are being issued by the Issuer for the purpose of financing a portion of the costs of acquiring, constructing and improving certain solid waste disposal facilities (each a “Facility,” and, collectively, the “Project”). The Issuer will loan the proceeds of the Bonds to Microgy Holdings, LLC (the “Company”) pursuant to the provisions of a Loan Agreement, dated as of October 1, 2006 (the “Agreement”), between the Issuer and the Company.

The Bonds are payable solely from and secured by a pledge of the Trust Estate, which includes, among other things, (i) all of the right, title and interest of the Issuer in and to the Revenues, including, without limitation, “Loan Payments” made by the Company pursuant to the Agreement, payments received by the Trustee pursuant to a Guarantee Agreement, dated as of October 1, 2006 (the “Guarantee”), from the Company and MST Production Ltd., MST GP, LLC, MST Estates, LLC, Rio Leche Estates, L.L.C., Mission Biogas, L.L.C., and Hereford Biogas, L.L.C. (the “Subsidiary Guarantors”) to the Trustee, and from payments received by the Trustee pursuant to a Collateral Trust Agreement, dated as of October 1, 2006, among Wells Fargo Bank, National Association, as collateral trustee, the Company, and the Subsidiary Guarantors, (ii) the Agreement and all right, title and interest of the Issuer under and pursuant to the Agreement, insofar as they relate to all the Bonds issued and outstanding under the Indenture (except for the indemnification and expense reimbursement rights and other rights contained in the Agreement and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications under the Agreement), including, without limitation, all payments to be received under and pursuant to and subject to the provisions of the Agreement, and (iii) all amounts on deposit in the Bond Fund, the Construction Fund, the Debt Service Reserve Fund, or other funds created under the Indenture (other than the Rebate Fund). Except as otherwise specified in the Indenture, this Bond is entitled to the benefits of the Indenture equally and ratably both as to principal (redemption price, including redemption premium) and interest with all other Bonds issued under the Indenture, to which reference is made for a description of the rights of the owners of the Bonds; the rights and obligations of the Issuer; the rights, duties and obligations of the Trustee; and the provisions relating to amendments to and modifications of the Indenture, to all of which the Registered Owner of this Bond assents by acceptance of this Bond. Reference is also hereby made to the Agreement for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations thereunder of the Issuer, the Trustee and the Company and the modification or amendment of the Agreement.

FOR SO LONG AS THIS BOND IS HELD IN BOOK-ENTRY FORM REGISTERED IN THE NAME OF CEDE & CO. ON THE REGISTRATION BOOKS OF THE ISSUER KEPT BY THE TRUSTEE, AS BOND REGISTRAR, THIS BOND, IF CALLED FOR PARTIAL REDEMPTION IN ACCORDANCE WITH THE INDENTURE, SHALL BECOME DUE AND PAYABLE ON THE REDEMPTION DATE DESIGNATED IN THE NOTICE OF REDEMPTION GIVEN IN ACCORDANCE WITH THE INDENTURE AT, AND ONLY TO THE EXTENT OF, THE REDEMPTION PRICE, PLUS ACCRUED INTEREST TO THE SPECIFIED REDEMPTION DATE; AND THIS BOND SHALL BE PAID, TO THE EXTENT SO REDEEMED, (i) UPON PRESENTATION AND SURRENDER THEREOF AT THE OFFICE SPECIFIED IN SUCH NOTICE OR (ii) AT THE WRITTEN REQUEST OF CEDE & CO., BY CHECK OR DRAFT MAILED TO CEDE & CO. BY THE TRUSTEE OR BY WIRE TRANSFER TO CEDE & CO. BY THE TRUSTEE IF CEDE & CO. AS BONDOWNER SO ELECTS. IF, ON THE REDEMPTION DATE, MONEYS FOR THE REDEMPTION OF BONDS TO BE REDEEMED, TOGETHER WITH INTEREST TO THE REDEMPTION DATE, SHALL BE HELD BY THE TRUSTEE SO AS TO BE AVAILABLE THEREFOR ON SUCH DATE, AND AFTER NOTICE OF REDEMPTION SHALL HAVE BEEN GIVEN IN ACCORDANCE WITH THE INDENTURE, THEN, FROM AND

AFTER THE REDEMPTION DATE, THE AGGREGATE PRINCIPAL AMOUNT OF THIS BOND SHALL BE IMMEDIATELY REDUCED BY AN AMOUNT EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT THEREOF SO REDEEMED, NOTWITHSTANDING WHETHER THIS BOND HAS BEEN SURRENDERED TO THE TRUSTEE FOR CANCELLATION.

If an Event of Default occurs, the principal of all Bonds issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

No recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture, against any member, officer or employee, past, present or future, of the Issuer or of any successor body, as such, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law, or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise.

Authorized Denominations

Bonds will be issued in the denominations of $100,000 and integral multiples of $5,000 in excess thereof.

Interest Payment Dates

Interest is payable semiannually on each June 1 and December 1, commencing June 1, 2007, until maturity or prior redemption.

Optional Redemption

The Bonds shall be subject to redemption at the option of the Issuer, at the direction of the Company, in whole or in part, and if in part , in authorized denominations, from funds available for such purpose in the Bond Fund, on December 1, 2016, and on any date thereafter, at a redemption price equal to the principal amount of the Bonds to be redeemed and accrued interest, if any, to the date of redemption.

Mandatory Redemption

The outstanding Bonds are subject to mandatory redemption and shall be redeemed by the Issuer, in part, prior to their scheduled maturity, with money from the Bond Fund, at a redemption price equal to the principal amount thereof and accrued interest, if any, to the date of redemption, on December 1 of each of the following years, in the principal amounts, respectively, as shown in the following schedule:

Redemption Year	Principal Amount
2012	$950,000
2013	1,015,000
2014	1,085,000
2015	1,165,000
2016	1,245,000
2017	1,330,000
2018	1,425,000
2019	1,525,000
2020	1,630,000
2021	1,745,000
2022	1,865,000
2023	1,995,000
2024	2,135,000
2025	2,285,000
2026	2,445,000
2027	2,620,000
2028	2,800,000
2029	2,995,000
2030	3,205,000
2031	3,430,000
2032	3,670,000
2033	3,930,000
2034	4,205,000
2035	4,495,000
2036	4,810,000

The principal amount of the Bonds so required to be redeemed on any such mandatory redemption date shall be reduced by the principal amount of any Bonds which, at least 45 days prior such redemption date, (1) shall have been acquired by the Trustee at the direction of the Company, at a price not exceeding the principal amount of such Bonds plus accrued interest to the date of purchase thereof and delivered to the Trustee for cancellation, or (2) shall have been redeemed pursuant to any other redemption provision herein and not previously so credited.

Extraordinary Mandatory Redemption

(i) Taxability. The Bonds shall be subject to mandatory redemption, at a redemption price equal to 106% of the principal amount being redeemed plus accrued interest to the redemption date on the one hundred eightieth day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency (including the Internal Revenue Service), or receipt by the Company of an opinion of Bond Counsel obtained by the Company, to the effect that the interest payable on the Bonds is or will be included in the gross income of the owners thereof for federal income tax purposes, other than any Owner who is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code. Subject to the foregoing provisions, the Bonds shall be redeemed in whole unless, in the opinion of Bond Counsel mutually acceptable to the Issuer, the Trustee and the Company, the redemption of a portion of such Bonds would have the result that interest payable on the Bonds remaining outstanding after such redemption would not be includable in the gross income for federal income tax purposes of any owner of any such Bonds. Any such partial redemption shall be in such amount as is necessary to accomplish such result; and

(ii) Excess Proceeds. The Bonds shall be subject to mandatory redemption, in part, on any date, to the extent that proceeds of the Bonds are transferred to the Bond Fund pursuant to Section 5.3 of the Indenture, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date.

Extraordinary Optional Redemption

The Bonds are also subject to optional redemption by the Issuer, at the written direction of the Company, in part, in each case in an amount not to exceed twenty-five percent (25%) of the original principal amount of the Bonds, at any time, at a redemption price equal to the principal amount being redeemed plus accrued interest to the redemption date, if:

(i) the Company shall have determined that the continued construction or operation of a Facility is impracticable, uneconomical or undesirable due to (A) the imposition of taxes, other than ad valorem taxes currently levied upon privately owned property used for the same general purpose as such Facility, or other liabilities or burdens with respect to such Facility or the operation thereof, (B) changes in technology, in environmental standards or legal requirements or in the economic availability of materials, supplies, equipment or labor or (C) destruction of or damage to all or part of such Facility;

(ii) all or substantially all of a Facility shall have been condemned or taken by eminent domain; or

(iii) the construction or operation of a Facility shall have been enjoined or shall have otherwise been prohibited by any order, decree, rule or regulation of any court or of any federal, state or local regulatory body, administrative agency or other governmental body.

(iv) a Facility or a portion thereof shall have been sold and the proceeds of sale shall not have been reinvested as provided in the Guarantee.

The Company shall deliver notice to the Trustee of its intention to prepay the principal of, redemption premium, if any, and interest on the Bonds and cause the Bonds to be called for optional redemption at least ten (10) Business Days prior to the date the Trustee gives notice to the Registered Owners of the Bonds of the proposed redemption of the Bonds. The Trustee shall cause notice of any redemption of Bonds under the Indenture, which notice shall be prepared by the Company, to be mailed by first class mail, postage prepaid (except when DTC is the Registered Owner of all of the Bonds and except for any person or entity owning or providing evidence of ownership satisfactory to the Trustee of a legal or beneficial ownership in at least $1,000,000 of principal amount of Bonds who so requests, in which cases, by certified mail, return receipt requested), to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the Bond Register kept for such purpose pursuant to Article II of the Indenture. Each such notice shall (i) be mailed at least 30 days prior to the redemption date for the Bonds, (ii) identify the Bonds to be redeemed if less than all Bonds are to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, (iv) state whether the notice is conditional or not as permitted by the Indenture, and (v) state that on the redemption date the Bonds called for redemption will be payable at the office of the Trustee designated in such notice, that from that date interest will cease to accrue and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds; provided, however, that so long as DTC or its nominee is the sole Registered Owner of the Bonds under the Book-Entry Only System, redemption notices will be sent to Cede & Co. Any failure on the part of DTC, a direct participant or indirect participant to give such notice to the Owner or any defect therein shall not affect the sufficiency or validity of any proceedings for the redemption of the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds.

Selection of Bonds for Redemption

Except as otherwise provided in the Indenture, the particular Bonds to be called for redemption shall be selected by the Trustee by lot or any other customary random method determined by the Trustee to be fair and reasonable provided that a portion of a Bond may be redeemed only in authorized denominations.

Transfer of Bonds

This Bond is transferable by the Registered Owner hereof at the designated office of the Bond Registrar, upon surrender of this Bond, accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Bond Registrar, subject to such reasonable regulations as the Issuer or the Bond Registrar may prescribe, and upon payment of any tax or other governmental charge incident to such transfer. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount will be issued to the transferee. Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and the Issuer, any Paying Agent, the Bond Registrar, the Authenticating Agent and the Trustee shall not be affected by any notice to the contrary.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until either (i) the Certificate of Authentication hereon shall have been signed by the Trustee as Bond Registrar, or any successor, or (ii) a manually signed Comptroller’s Registration Certificate has been attached hereto or endorsed hereon.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law; and that the issuance of this Bond and the issue of which it forms a part, together with all other obligations of the Issuer, does not exceed or violate any constitutional or statutory limitation.

IN WITNESS WHEREOF, the Issuer has caused this Bond to be executed in its name by the manual or facsimile signature of its President and attested by the manual or facsimile signature of the Secretary, all as of the date first above written.

GULF COAST INDUSTRIAL DEVELOPMENT AUTHORITY

By:
ATTEST:			President

By:
	Secretary		[SEAL]

(FORM OF CERTIFICATE OF AUTHENTICATION)

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds referred to in the within mentioned Indenture.

as Trustee

By:
Authorized Signatory

Date of Authentication:

(FORM OF ASSIGNMENT)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please Insert Social Security or other Identifying Number of Assignee the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints attorney or agent to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF COMPTROLLER’S REGISTRATION CERTIFICATE

(to be attached to Initial Bonds only)]

COMPTROLLER’S REGISTRATION CERTIFICATE:             REGISTER NO.

I hereby certify that this Bond has been examined, certified as to validity, and approved by the Attorney General of the State of Texas, and that this Bond has been registered by the Comptroller of Public Accounts of the State of Texas.

Witness my signature and seal this

Comptroller of Public Accounts of the State of Texas